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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
CHIRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2003

Dear CHIRON CORPORATION STOCKHOLDER:

        Please join us for the 2003 Annual Meeting of Stockholders of Chiron Corporation. The meeting will be held on Thursday, May 15, 2003, at 10:00 a.m. in the auditorium at our Emeryville headquarters, located at 1450 53rd Street in Emeryville, California 94608.

        I am particularly pleased to confirm the appointment of Howard H. Pien as my successor as President and Chief Executive Officer. Howard brings a valuable depth of experience and global perspective to Chiron, and I am confident in his ability to apply his skills and bring Chiron to new levels of success.

        Mr. Jack W. Schuler has indicated that he intends to retire and resign from the Board as of the date of the Annual Meeting. Chiron is deeply grateful to Mr. Schuler for his valuable contributions and many years of service to the Company.

        In the past year, we have added two new directors to the Board, strengthening its depth of experience even further. Denise O'Leary, a retired venture capital investor, member of the Stanford University Board of Trustees and chair of the Board of Directors for Stanford Hospital and Clinics, joined the Board in 2002. J. Richard Fredericks, former U.S. Ambassador to Switzerland, joined the Board in February 2003, bringing nearly 30 years of experience in the financial services industry. In addition, Mr. Pien will be joining the Board once his appointment as President and Chief Executive Officer takes effect in April.

        At this year's Annual Meeting, we will ask our stockholders to elect six directors, including the three new directors, ratify the appointment of Chiron's independent auditors, and transact any other business that may properly come before the meeting. If you own shares of Chiron common stock at the close of business on March 17, 2003, you will be entitled to notice of, and to vote at, the Annual Meeting.

        Additional information about the items of business to be discussed at our Annual Meeting is given in the attached Notice of Annual Meeting and Proxy Statement. We also include in this package: Chiron's 2002 Annual Report in summary form with my letter to stockholders, selected financial data and highlights of Chiron's operations, and Annual Report on Form 10-K for the year ended December 31, 2002, which contains Chiron's audited consolidated financial statements.

        The Proxy Statement is a critical element of Chiron's corporate governance process. Its purpose is to answer your questions and give you important information regarding Chiron's Board of Directors and senior management. Recent events have highlighted for all of us that business leaders must hold themselves and their companies to the highest ethical standards. At Chiron, we have recently taken significant strides in this regard, and this Proxy Statement describes the steps we have taken, and plan to take, to promote and protect your interests as stockholders. We commit to you that our management team and our Board will continue to conduct the affairs of the corporation in accordance with the highest standards of corporate governance and disclosure.

        I urge you to carefully review the proxy materials and to vote FOR the director nominees and FOR ratification of the appointment of Chiron's independent auditors.

        On behalf of the management and directors of Chiron Corporation, I want to thank you for your continued support and confidence in Chiron. We look forward to seeing you at the 2003 Annual Meeting.

Sincerely,

Seán P. Lance
Chairman of the Board, President and Chief Executive Officer

CHIRON CORPORATION
4560 Horton Street
Emeryville, California 94608
(510) 655-8730
 Corporate Internet Site: http://www.chiron.com

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

        The 2003 Annual Meeting of Stockholders of Chiron Corporation ("Chiron" or the "Company") will be held on Thursday, May 15, 2003 at 10:00 a.m. at 1450 53rd Street, Emeryville, California 94608.

        The purposes of the meeting are:

(1)
To elect six directors to serve for the terms indicated and until their successors have been elected;

(2)
To ratify the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year ending December 31, 2003; and

(3)
To transact any other business that may properly come before the meeting and any and all adjournments or postponements thereof.

        Stockholders who owned shares of our common stock at the close of business on Monday, March 17, 2003 are entitled to notice of, attend, and vote at, the meeting and any and all adjournments or postponements of that meeting. We will have available a complete list of the stockholders of record for your inspection, during normal business hours, at 4560 Horton Street, Emeryville, California 94608 ten days prior to the meeting. You may examine the list for any legally valid purpose related to the meeting.

        Regardless of whether you plan to attend the meeting, please vote by signing, dating and returning the enclosed proxy card in the accompanying reply envelope, or vote electronically over the Internet or by telephone. Voting in these ways will not prevent you from voting in person at the meeting. If you received your proxy materials over the Internet, you will not receive a proxy card in the mail. If your shares are held in a bank or brokerage account and you did not receive the proxy materials electronically, you may be able to vote your proxy over the Internet or by telephone. For specific instructions, please refer to the information provided with your proxy card and described on page 1.

        Live audio of the Annual Meeting will be webcast and available on-line for three days after the date of the meeting at http://www.chiron.com/investors/index.cfm.

By Order of the Board of Directors

William G. Green Senior Vice President, General Counsel and Secretary

Emeryville, California
March 31, 2003

PROXY STATEMENT
TABLE OF CONTENTS

Relationship with SynCo Partners Holding B.V	37
Certain Consulting Arrangements	38
OTHER INFORMATION	38
Section 16(a) Beneficial Ownership Reporting Compliance	38
Stockholder Proposals—2004 Annual Meeting	38
No Incorporation by Reference	39
Other Business	39
Annual Report and Financial Statements	39
ANNEX 1—AUDIT COMMITTEE CHARTER
ANNEX 2—COMPENSATION COMMITTEE CHARTER

PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited on behalf of the Board of Directors of CHIRON CORPORATION, a Delaware corporation ("Chiron" or the "Company"), for use at Chiron's 2003 Annual Meeting of Stockholders (the "Annual Meeting"), and at any and all adjournments or postponements of that meeting. The Annual Meeting will be held at 10:00 a.m. on Thursday, May 15, 2003 in the auditorium at our headquarters located at 1450 53rd Street, Emeryville, California 94608. Chiron's principal executive offices are located at 4560 Horton Street, Emeryville, California 94608.

        This proxy statement contains important information concerning the Annual Meeting, the proposals on which you are being asked to vote, and information you may find useful in determining how to vote and voting procedures. Chiron's Board of Directors is sending this proxy statement and accompanying materials on or about March 31, 2003 to all stockholders of Chiron as of March 17, 2003 (the "record date"). If you owned shares of Chiron's common stock at the close of business on March 17, 2003, you will be considered a "stockholder of record", and you are entitled to notice of, attend, and vote at, the Annual Meeting. On the record date, there were 186,380,264 shares of Chiron's common stock issued and outstanding.

Voting Rights, Information and Procedures

        Chiron has one type of security entitled to vote at the Annual Meeting, its common stock. As a stockholder of Chiron, you have a right to vote on certain matters affecting Chiron. You are entitled to one vote for each share of Chiron's common stock you owned at the close of business on the record date of March 17, 2003. Chiron's Restated Certificate of Incorporation does not provide for cumulative voting.

        You are being asked to vote on the following proposals which will be presented at the Annual Meeting:

  •
  The election of the six named nominees for director, for the terms designated;

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  The ratification of the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year ending December 31, 2003; and

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  Any other matters properly brought before the Annual Meeting.

Open Enrollment Site

        You may enroll now for electronic delivery of proxy materials on Chiron's web site and help Chiron lower its printing and postage costs. In conjunction with ADP Investor Communication Services, a division of Automatic Data Processing's Brokerage Services Group, Chiron has created a new web site—"Chiron's Electronic Delivery and Voting Enrollment Site". A link to the site is located at http://www.chiron.com/investors/shareholder/index.html. If you enroll, we will deliver Chiron's proxy materials to you over the Internet, and we will no longer send paper copies of these documents. This will continue until you notify us otherwise. To enroll, please follow the easy directions on the site. For those of you who enrolled last year, you may access this year's proxy statement, Annual Report to Stockholders and Annual Report on Form 10-K (which contains our audited consolidated financial statements) over the Internet, and vote on the Internet by following the prompts.

Methods of Voting

        You may vote by mail, by telephone, over the Internet or in person at the Annual Meeting as discussed below. Your shares will be voted in accordance with your instructions. If you do not provide voting instructions, the persons named as your proxies will vote your shares FOR the six named nominees for directors, FOR ratification of the appointment of Ernst & Young LLP as Chiron's independent auditors, and at their discretion as to other matters that may properly come before the Annual Meeting.

        Voting by Mail.    To vote by mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If you wish to view future proxy statements and annual reports on the Internet, check the box provided on the card.

        If you sign the proxy card, but do not specify how you want your shares to be voted, your shares will be voted by the individuals named on the proxy card (known as "proxies" or "proxy holders"), as described above.

        If you hold your shares through a bank or broker, your ability to vote by telephone or over the Internet depends on the voting processes of your bank or broker. Please follow the instruction on your proxy card carefully.

        We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

        Voting by Telephone.    To vote by telephone through services provided by ADP Investor Communication Services, please call the phone number printed on your proxy cards or contained in the voting instruction form emailed to you, and follow the instructions.

        If you vote by telephone, you do not need to complete and mail your proxy card.

        Voting over the Internet.    To vote over the Internet through services provided by ADP Investor Communication Services, log on to the Internet at: http://www.proxyvote.com and follow the instructions at that site. A link to that site is also provided from Chiron's web site at http://www.chiron.com/investors/shareholder/index.html.

        If you vote on the Internet, you do not need to complete and mail your proxy card.

        Voting in Person at the Annual Meeting.    If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.

        If your shares are held in the name of your broker or other nominee, you are considered the "beneficial owner" of shares held in street name. If you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

        You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you must:

  •
  Provide written notice of the revocation to William G. Green, Chiron's Secretary, before the Annual Meeting;

  •
  Sign and return another proxy bearing a later date; or

  •
  Attend the Annual Meeting and vote in person.

Quorum Requirement

        A quorum, which is a majority of the outstanding shares of Chiron's common stock entitled to vote as of the record date, must be present in order to hold the Annual Meeting and to conduct business. As of the close of business on the record date, Chiron had 186,380,264 shares of common stock outstanding and entitled to vote at the Annual Meeting. Shares are counted as being present at the meeting if you appear in person at the meeting or if you vote your shares on the Internet, by telephone or by submitting a properly executed proxy card. If any broker non-votes (as described below) are present at the meeting, they will be counted as present for the purposes of determining a quorum but will not affect voting results.

Votes Required for Each Proposal

        The vote required and the method of calculation for the proposals to be considered at the Annual Meeting are as follows:

        Item 1—Election of Directors.    The six nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

        You may vote "For" the nominees for the election of directors or you may "Withhold" your vote with respect to one or more nominees. If you return a proxy card that withholds your vote from the election of all directors, your shares will be counted for the purpose of determining a quorum but will not be counted in the vote on any director.

        Item 2—Appointment of Ernst & Young LLP as Chiron's Independent Auditors.    Ratification of the appointment of Chiron's independent auditors requires the affirmative vote of a majority of the shares present at the meeting, in person or by proxy.

        You may vote "For", "Against", or "Abstain" from the proposal to ratify the appointment of Ernst & Young LLP as Chiron's independent auditors. If you return a proxy card that indicates an abstention from voting on the proposal to ratify the appointment of Ernst & Young LLP as Chiron's independent auditors, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on this matter at the meeting.

Voting of Shares held by Novartis AG

        Chiron has a close relationship with Novartis AG, or Novartis, under certain agreements to research, develop, and market products together. Novartis also holds approximately 42% of Chiron's outstanding common stock as of February 3, 2003. Under the Governance Agreement, dated as of November 20, 1994, Novartis may, among other things, currently designate three candidates to be nominated to Chiron's Board of Directors. So long as Chiron's Board has the required number of directors designated by Novartis, Novartis has agreed to: (1) be present to establish a quorum at stockholder meetings relating to election of directors and (2) vote all of its shares of common stock in favor of any nominee selected in accordance with the Governance Agreement. Chiron believes that Novartis will vote all of its shares FOR each of the six named nominees described below under "Proposal 1—Election of Directors".

        Please read the section entitled "Certain Relationships and Related Transactions" to learn more about Chiron's relationship with Novartis.

Broker Non-Votes; Tabulation of Votes

        If you are the beneficial owner of your shares of Chiron's common stock, but do not hold the shares in your name, the bank or brokerage firm that holds your shares has the authority to vote your non-voted shares (known as "broker non-votes") on certain routine matters. Whether or not your broker votes your shares, they will be included in the number of shares present for the purpose of determining a quorum. Both proposals at this Annual Meeting are routine matters. Consequently, if you do not give a proxy to vote your shares, your bank or brokerage firm may either leave your shares unvoted or vote your shares on these routine matters.

        The Board of Directors has appointed an inspector of elections who will tabulate the votes for the Annual Meeting. Affirmative votes, negative votes, abstentions and broker non-votes will be separately tabulated.

Voting Confidentiality

        Your proxy, ballot and voting tabulation are handled on a confidential basis to protect your voting privacy. Information will not be disclosed to Chiron except as required by law. If you write comments on your proxy, your comments will be provided to Chiron, but how you voted will remain confidential.

Voting Results

        Final voting results will be announced at the meeting and will be published in Chiron's Quarterly Report on Form 10-Q for the second quarter ending June 30, 2003, filed with the Securities and Exchange Commission, or SEC. After the report is filed, you may obtain a copy by:

  •
  Visiting our web site at http://www.chiron.com/investors/shareholder/index.html;

  •
  Contacting our Investor Relations department at 1-510-655-8730; or

  •
  Viewing our Form 10-Q for the second quarter of fiscal 2003 on the SEC's web site at http://www.sec.gov.

Proxy Solicitation Costs

        Chiron will bear the entire costs of the preparation, assembly, printing and mailing of the proxy materials, including creation of the web sites to enable our stockholders to vote electronically over the Internet and receive materials electronically. This is known as "solicitation". We will furnish copies of the solicitation materials to banks, brokerage houses, custodians, nominees and fiduciaries who hold shares of Chiron's common stock in their names, which you beneficially own, so that they may forward them to you as the "beneficial owner". Chiron will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials. Certain officers, directors and regular employees of Chiron may solicit proxies by telephone, facsimile or in person. Those persons will not receive any extra compensation for their services.

CORPORATE GOVERNANCE MATTERS

        Good corporate governance is essential to the proper functioning of a board of directors and a company. During the past year, Chiron has taken a number of steps to enhance its commitment to high corporate governance practices. Although many of the corporate governance standards proposed by Nasdaq and the SEC are not final or not yet required, Chiron has nonetheless moved to implement many of their proposals ahead of schedule. Among other things:

  •
  Nearly all of the members of our Board of Directors are independent as defined under the current Nasdaq proposals. Only one member of our Board is an employee, Seán P. Lance, its Chairman of the Board and currently its President and Chief Executive Officer. Effective April 2003, Howard H. Pien will join the Board and assume the roles of President and Chief Executive Officer from Mr. Lance.

  •
  All members of our Audit Committee meet Nasdaq's existing independence standards for audit committee members, as well as the SEC's standards for audit committee independence and those contained in Nasdaq's current proposals. In addition, all members have the financial sophistication required by Nasdaq, and Lewis W. Coleman, the chair of the Audit Committee, is an "audit committee financial expert" as defined by the SEC.

  •
  A new charter has been adopted for our Audit Committee in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Nasdaq proposals concerning audit committees. A copy of that charter is attached to this proxy statement as Annex 1.

  •
  All members of our Compensation Committee are independent as defined under the current Nasdaq proposals. A new charter has been adopted for our Compensation Committee in light of the Nasdaq proposals concerning independent director approval of executive compensation. A copy of that charter is attached to this proxy statement as Annex 2.

  •
  The Board has empowered the Nominating Committee with additional responsibilities, including the responsibility for developing and recommending to the Board corporate governance guidelines and a charter to govern the duties and responsibilities of the committee, and has renamed the committee the Nominating and Corporate Governance Committee. The Board expects the Committee to develop appropriate guidelines and a charter to be recommended for adoption by the Board. As these are approved by the Board, we will post them on our web site.

  •
  All members of our Nominating and Corporate Governance Committee are independent as defined under the current Nasdaq proposals. We have amended our Governance Agreement with Novartis to eliminate any role for members of management on the committee.

        Chiron's commitment to high corporate governance practices predates the recent events that have highlighted the importance of such matters. For example, Chiron has had a Code of Conduct, which sets forth Chiron's policies for business conduct and ethics for all employees, since July 1999. This Code of Conduct, together with the Audit Committee charter and Compensation Committee charter, are available on our web site at http://www.chiron.com. Our corporate governance guidelines and charter for our Nominating and Corporate Governance Committee once adopted will also be available at that site.

PROPOSAL 1—ELECTION OF DIRECTORS

        In connection with the appointment of Howard H. Pien as President and Chief Executive Officer, Chiron's Board acted to amend its Amended and Restated Bylaws, or the Bylaws, to create an additional Board position to which Mr. Pien will be appointed in April 2003. As of the date of this Proxy Statement, Chiron's Board of Directors consists of twelve members, eleven of whom are non-employee directors.

        Mr. Jack W. Schuler has indicated that he intends to retire and resign from the Board as of the date of the Annual Meeting. Following the retirement of Mr. Schuler, the Board intends to amend the Bylaws to reduce the number of directors to twelve.

        The Board is divided into three classes with three-year terms with each class having as nearly as possible an equal number of directors who are elected at each annual stockholders meeting to hold office for staggered terms. The terms are staggered so that the term of one class expires at each annual stockholders meeting in accordance with Chiron's Restated Certificate of Incorporation. Six director nominees have been nominated for election at this meeting. See "Nominees for Director" below.

        Your proxy holder will vote your shares FOR the Board's nominees unless you instruct otherwise. If a nominee is unable or declines to serve as a director, your proxy holder will vote for any nominee designated by the Board to fill the vacancy, unless you withhold this authority. Chiron's Board of Directors is not aware of any nominee who is unable or will decline to serve as a director. If elected at the Annual Meeting, each director will serve until the 2005 or 2006 annual meetings of stockholders, as indicated below, and until he or she is succeeded by another qualified director who has been elected or appointed, or until his or her death, resignation or removal, whichever occurs first.

Nominees for Director

        The Nominating and Corporate Governance Committee of Chiron's Board has nominated six candidates to the Board for the terms specified below: for terms expiring in 2005: Mr. J. Richard Fredericks and Mr. Howard H. Pien; and for terms expiring in 2006: Dr. Raymund Breu, Mr. Seán P. Lance, Ms. Denise M. O'Leary and Dr. Pieter J. Strijkert. All nominees, with the exception of Mr. Pien, are presently members of Chiron's Board. Mr. Pien will join the Board in April 2003, prior to the Annual Meeting. The current terms for Dr. Breu, Mr. Lance and Dr. Strijkert expire in 2003.

        There is no family relationship between any of the nominees or between any of the nominees and any of Chiron's executive officers. Chiron's executive officers serve at the pleasure of the Board of Directors. Under the Governance Agreement with Novartis, Novartis has the right to designate three members of the Board. Those designees currently consist of Raymund Breu, Pierre E. Douaze and Paul L. Herrling. Detailed information about Chiron's directors, including the six nominees, and the term for which each director serves, is provided below.

  Election for a Two-Year Term Expiring at the Annual Meeting of Stockholders in 2005

J. Richard Fredericks, 57, Chairman, Dionis Capital

        Mr. Fredericks joined Chiron as a director in February 2003. Mr. Fredericks served as United States Ambassador to Switzerland and Liechtenstein from 1999 to 2001. He currently serves as Chairman of Dionis Capital, a New York based-hedge fund focusing on the financial services industry; a Managing Director of Main Management, a money management firm which invests exclusively in Exchange Traded Funds; and an Entrepreneur in Residence at Weston Presidio, a venture capital firm. Mr.  Fredericks began his career with Dean Witter in 1970 as a securities analyst and joined Shuman, Agnew and Company five years later as a partner in the same capacity. In 1977, he joined Montgomery Securities (now Banc of America Securities) as a partner and later Senior Managing Director in Investment Research, covering the banking and financial services area. In 1995, Mr. Fredericks accepted responsibility to oversee the firm's investment banking effort for the financial industry. Mr. Fredericks retired from Banc of America Securities in 1999.

Howard H. Pien, 45, President and Chief Executive Officer, Chiron

        Mr. Pien assumes the position of President and Chief Executive Officer of Chiron in April 2003. Contemporaneously, he will be appointed as a member of the Board of Directors. Mr. Pien joins Chiron from GlaxoSmithKline (GSK), which resulted from the merger of GlaxoWellcome and SmithKline Beecham, where he spent over twelve years in positions of international and global management responsibility, including: President of Pharmaceuticals International GSK from December 2000 to March 2003, including service as a member of the Corporate Executive Team; President, Pharmaceuticals, SmithKline Beecham (1998 to 2000); President, Pharmaceuticals-North America, SmithKline Beecham (1998); Senior Vice President and Director-North Asia (1997); Managing Director and Senior Vice President-UK (1995 to 1997); Vice President and Director, Marketing-US (1993 to 1995); Vice President and Director, Product Marketing-US, heading the arthritis, cardiovascular and vaccine groups (1992 to 1993); and Vice President and Director of New Product Development-US (1991 to 1992). Prior to joining SmithKline Beecham, Mr. Pien worked six years for Abbott Laboratories and five years for Merck & Co., in positions of sales, marketing research licensing and product management. Mr. Pien serves as a director of ViroPharma Incorporated.

  Election for a Three-Year Term Expiring at the Annual Meeting of Stockholders in 2006

Raymund Breu, 58, Chief Financial Officer, Member of the Executive Committee, Novartis AG

        Dr. Breu has been a director of Chiron since May 1999. He is the Chief Financial Officer and a Member of the Executive Committee of Novartis. Dr. Breu is responsible for all finance activities of the Novartis Group worldwide. He assumed those positions upon the formation of Novartis in December 1996, when Ciba-Geigy Limited merged with Sandoz Ltd. Prior to that, Dr. Breu spent over 20 years with Sandoz Ltd. and affiliates, serving in various capacities: as the Head of Group Finance and a Member of the Sandoz Executive Board (1993 to 1996); Group Treasurer of Sandoz Ltd. (1990 to 1993); Chief Financial Officer of Sandoz Corporation (1985 to 1990), where he was responsible for all Sandoz finance activities in the US; and Head of Finances for the affiliated companies of Sandoz in the UK (1982 to 1985).

Seán P. Lance, 55, Chairman of the Board, Chiron

        Mr. Lance assumed the position of Chairman of Chiron's Board in May 1999. Mr. Lance has served as President and Chief Executive Officer of Chiron from May 1998, and will continue in those positions until April 2003, when Howard H. Pien will become President and Chief Executive Officer. Mr. Lance will continue to serve as Chairman of the Board. Mr. Lance joined Chiron from Glaxo Wellcome plc. where he spent more than 12 years in positions of national and global management responsibility, including Chief Operating Officer and Chief Executive designate of Glaxo Wellcome plc. Mr. Lance served in leadership roles in a variety of national and international pharmaceutical associations, and is a past president of the International Federation of Pharmaceutical Manufacturers Associations (IFPMA). Mr. Lance currently serves on the board of directors for the California Healthcare Institute, Global Alliance TB Drug Development and Bay Area Bioscience. He served as a member of the board of directors of iKnowMed from April 2000 to August 2002.

Denise M. O'Leary, 45, Private Venture Capital Investor

        Ms. O'Leary joined Chiron as a director in September 2002. From 1983 until 1997, Ms. O'Leary was affiliated with Menlo Ventures, a private venture capital firm, first as an Associate and, from 1987, as a General Partner. Prior to joining Menlo Ventures, Ms. O'Leary worked in manufacturing engineering and production management at Spectra-Physics, Inc. She currently serves on the Board of Directors of American West Holdings Corporation and Medtronic, Inc. She previously served on the Board of Directors of ALZA Corporation, which was sold to Johnson & Johnson in 2001, and Del Monte Foods Company. Ms. O'Leary is also a director of EduSoft, Inc., a privately held company, and was a director of Picarro, Inc., which is also privately held, from 2000 to 2002. Ms. O'Leary is a Trustee of Stanford University and is Chair of the Board of Stanford Hospital and Clinics. She was a member of the Board of Directors of Stanford Health Services from 1994 to 1997, and a member of the Board of Directors and Executive Committee of UCSF Stanford Health Care from 1997 to 2000. Additionally, she is a member of the Board of Directors of Lucile Packard Children's Hospital at Stanford, having been recently re-appointed in 2000, after serving on that Board from 1997 to 1999. Ms. O'Leary currently serves on the Board of Directors of the Corporation for Supportive Housing, and is Chair of the National Advisory Board of the Haas Center for Public Service at Stanford. She served on the Board of Directors of the Community Foundation Silicon Valley from 1996 to 2002 and the Western Association of Venture Capitalists from 1991 to 1993.

Pieter J. Strijkert, 67, Chairman of the Board, Crucell N.V. and Pamgene B.V.

        Dr. Strijkert has been a director of Chiron since 1987. He currently serves as chairman of the boards of Crucell N.V. and Pamgene B.V. and as a director of Paratek Pharmaceuticals, Inc. Dr. Strijkert served as chairman of the board of deVGen N.V. from January 2000 to January 2003.

Previously, he was a member of the Management Board of Gist-Brocades N.V., a fermentation and pharmaceutical company headquartered in The Netherlands, from 1985 until 1995, and was Chairman of the Supervisory Board of International Bio-Synthetics B.V. from 1987 to 1992.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2005

Lewis W. Coleman, 61, President, The Gordon and Betty Moore Foundation

        Mr. Coleman has been a director of Chiron since 1991. He is currently the President of The Gordon and Betty Moore Foundation, an educational, environmental and scientific research foundation located in San Francisco, California, founded in November 2000. Prior to that, Mr. Coleman was the Chairman and a member of the Executive Committee of Banc of America Securities, formerly known as Montgomery Securities, from 1998 until his resignation in December 2000. Before he joined Montgomery Securities in December 1995, Mr. Coleman spent 10 years at BankAmerica Corporation in San Francisco. He served first as the Chief Credit Officer in the World Banking Group, Bank of America's wholesale banking division. Mr. Coleman later became Head of Capital Markets, responsible for all trading activity. He also served as Head of the World Banking Group before he became Bank of America's Vice Chairman of the Board and Chief Financial Officer. Previously, he spent 13 years with Wells Fargo & Co. in a variety of wholesale and retail banking positions. He culminated his career there as Chairman of the Credit Policy Committee. Mr. Coleman currently serves as a director of Northrup Grumman Corp., a NYSE company. He serves on numerous private company and civic boards and is actively involved in community affairs in San Francisco.

Paul L. Herrling, 56, Head of Corporate Research, Novartis International AG

        Dr. Herrling has been a director of Chiron since 1997. Since January 2003, he has served as the Head of Corporate Research at Novartis International AG. Prior to that, he was the Head of Research at Novartis Pharma AG and a member of the Novartis Pharma Executive Board. Previously, Dr. Herrling was Head of Preclinical Research Basel and Vice President and Deputy Member of the Board of Management, Sandoz Pharma Ltd., from 1992 through 1993. He was Head of Corporate Research and Senior Vice President and Member of the Board of Management for Sandoz Pharma Ltd. from 1994 through 1996. In November 2001, Dr. Herrling was appointed to the Professorship for Drug Discovery Sciences at the University of Basel, Switzerland.

William J. Rutter, 75, Chairman and Chief Executive Officer, Synergenics LLC

        Dr. Rutter co-founded Chiron and has been a director since its inception in 1981. He served as Chiron's Chairman of the Board until May 1999, when he became Chairman Emeritus. From February 2000 until May 2002, he also was a consultant to Chiron. Dr. Rutter is Chairman, Chief Executive Officer and a principal shareholder of Synergenics LLC, a company that provides financial resources, facilities, financial, legal support and strategic advice to start-up biotech companies, which include privately-held companies: PraxSys BioSystems, Inc; ReLia Diagnostics System, LLC; GeMune LLC; Picobella, Inc. Dr. Rutter served as a director of Ciba-Geigy, Ltd. and subsequently Novartis from 1995 until April 1999. From 1997 to 2002, Dr. Rutter served as chairman of the board for the Bay Area Life Science Alliance, an organization devoted to the development of the UCSF Mission Bay Campus. From 1992 to 1999, Dr. Rutter served on the Board of Overseers, Harvard University. He currently serves as a director of the Carnegie Institution of Washington and a member of the National Research Council Governing Board. Dr. Rutter currently serves as chairman of the boards of: Synco Bio Partners Holding B.V.; iMetrikus, Inc. and SilGen Corporation. From January 2000 to present, he has served as a director and a member of the audit committee of Sangamo Biosciences, Inc. Dr. Rutter also serves on the boards of other privately-held biotechnology companies.

Directors Continuing in Office until the Annual Meeting of Stockholders in 2004

Vaughn D. Bryson, 64, President, Life Science Advisors, LLC

        Mr. Bryson has been a director of Chiron since June 1997. He is President of Life Science Advisors, LLC, a consulting firm. He is also the President and a founder of Clinical Products, Inc., a medical foods company. Mr. Bryson was a 32 year-employee of Eli Lilly and Company, a global research-based pharmaceutical corporation, where he served as President and Chief Executive Officer from 1991 until June 1993. He was Executive Vice President from 1986 until 1991. Mr. Bryson was a member of the board of directors of Lilly from 1984 until his retirement in 1993. From April 1994 to December 1996, Mr. Bryson was Vice Chairman of Vector Securities International, Inc., an investment banking firm. Mr. Bryson currently serves as a director of: Amylin Pharmaceuticals, Inc.; Ariad Pharmaceuticals, Inc.; AtheroGenics, Inc. and Quintiles Transnational Corporation.

Pierre E. Douaze, 62, Board Member of Serono S.A.; Genset S.A.; and the Galenica Group

        Mr. Douaze has been a director of Chiron since 1995. He was a member of the Executive Committee of management of Ciba-Geigy Limited from 1991 to 1996, and Head of Ciba-Geigy Limited's Pharma and Self-Medication Division from 1989 to 1996. From December 1996 through December 1997, he was a member of the Executive Committee of Novartis and Head of its Healthcare Division and Pharma Sector. In December 1997, Mr. Douaze retired from Novartis. Mr. Douaze has served on the boards of IDM, S.A. (1998); Pharming N.V. (1998-2001); and deVGen N.V. (2001-2002). He currently serves as a director of Serono S.A.; Genset S.A.; the Galenica Group, Switzerland; and Vifor International AG.

Edward E. Penhoet, 62, Chief Program Officer, Science and Higher Education, The Gordon and Betty Moore Foundation

        Dr. Penhoet co-founded Chiron and has been a director since its inception in 1981. He served as Chiron's Chief Executive Officer until May 1998, when Seán P. Lance became President and Chief Executive Officer. Dr. Penhoet served as Chiron's Vice Chairman and as a consultant until February 2001. Dr. Penhoet served as the Dean of the School of Public Health, at the University of California at Berkeley from July 1998 until July 2002, when he joined The Gordon and Betty Moore Foundation, as Chief Program Officer, Science and Higher Education. Dr. Penhoet was a faculty member of the Biochemistry Department at the University of California, Berkeley for 27 years. From March 1997 to January 1999, Dr. Penhoet served as Chairman of the California Healthcare Institute, a public policy research and advocacy organization. Since September 2000, Dr. Penhoet has been a consulting director of Alta BioPharma Partners, a venture capital firm. During 2001, Dr. Penhoet served on the board of directors of Kaiser Permanente Health Plan & Hospitals. From June 2002 to December 2002, he served on the board of directors of Deltagen, Inc. He currently serves as a director of: Zymogenetics, Inc.; Renovis, Inc. (Chairman); Scynexis Chemistry & Automation, Inc. and Eyetech Pharmaceuticals, Inc.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

        The Board of Directors met eight times during 2002, four of which meetings (for a total of seven days) were regularly scheduled and the remainder were specially called conference calls and/or meetings. The Board also acted by unanimous written consent on five occasions during the last year. During 2002, each of the directors attended at least 75% of all Board and applicable committee meetings on which he or she served. In addition, during 2002, the Board of Directors, excluding the Novartis designees, met three times and acted by unanimous written consent on three occasions regarding certain transactions involving Novartis.

Board Committees

        During 2002, Chiron had five standing committees that assisted the Board in carrying out its duties: the Audit Committee, the Compensation Committee, the Stock Option Plan Administration Committee, the Nominating and Corporate Governance Committee (which prior to March 2003, was called the Nominating Committee) and the Executive Committee. All of the committees are composed of non-employee directors, except the Executive Committee, which includes Mr. Lance, Chairman of the Board and currently Chiron's President and Chief Executive Officer. In addition, as noted above, each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee is comprised solely of directors who are independent as defined under Nasdaq's current proposals.

Audit Committee

        The principal role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Chiron and its subsidiaries. The Audit Committee's role includes oversight of Chiron's internal audit function and its business ethics standards and compliance. The Audit Committee's role also includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on Chiron's processes to manage business and financial risk and processes to assure compliance with significant legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Chiron's independent auditors. The Audit Committee has had a long-standing practice of meeting privately with representatives of the independent auditors, Chiron's Chief Compliance Officer, Internal Auditor and other members of management. The current members of the Audit Committee are: Mr. Coleman, who chairs the committee, Mr. Douaze and Ms. O'Leary. Mr. Coleman is an audit committee financial expert, as that term is defined by SEC rules. Dr. Breu, who would qualify as an audit committee financial expert if he were a member of the committee, served as a member of the committee until January 2003, when he was replaced by Mr. Douaze. Mr. Schuler also served as a member of the committee until that date, when he was replaced by Ms. O'Leary. All members of Chiron's Board are invited to attend and participate in meetings of the Audit Committee in order to allow the Audit Committee to take advantage of the expertise afforded by the Board's members, including Dr. Breu, who serves as Chief Financial Officer of Novartis, a publicly-listed global pharmaceutical company. The Audit Committee met seven times during 2002. All committee functions are described in the recently revised Audit Committee charter attached to this proxy statement as Annex 1. The Report of the Audit Committee for 2002 is shown on page 30.

Compensation Committee

        The principal role of the Compensation Committee is to assist the Board in fulfilling its responsibility for oversight of the compensation plans and programs of Chiron. In addition, the Compensation Committee approves the compensation of the executive officers of Chiron and makes recommendations to the Board regarding the compensation of the members of Chiron's Board for service as directors. The duties and responsibilities and other functions of the Compensation Committee are described in the recently adopted Compensation Committee charter attached to this proxy statement as Annex 2. Mr. Bryson chairs this committee, and Dr. Breu, Mr. Coleman and Dr. Strijkert are the other members. The Compensation Committee met five times during 2002. The Report of the Compensation Committee for 2002 is shown on pages 27-29.

Stock Option Plan Administration Committee

        The Board has delegated to the Stock Option Plan Administration Committee authority to make routine stock option grants under Chiron's 1991 Stock Option Plan to employees and consultants, but not to any director or executive officer. The grants are calculated according to the policies, procedures and methodologies approved by the Compensation Committee. Séan P. Lance was the sole member of the Stock Option Plan Administration Committee from May 2001 to February 2003, when Vaughn D. Bryson was appointed as a second member of the committee. The committee acted on 14 occasions by written consent during 2002.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee was formerly called the Nominating Committee, and was primarily responsible for matters relating to composition of the Board, including recruitment, nomination and succession. In March 2003, the authority of the committee was expanded to include assisting the Board with respect to its responsibilities for oversight of corporate governance matters, including responsibility for developing and recommending to the Board corporate governance guidelines and a charter to govern the duties and responsibilities of the committee. The committee is composed of: Dr. Breu, Mr. Bryson, Mr. Coleman, Mr. Douaze and Dr. Strijkert. Until February 2003, Mr. Lance, President and Chief Executive Officer of Chiron, and Dr. Rutter, former Chairman of the Board of Chiron, were also members of the committee. At the February 2003 meeting of the non-employee directors of the Board, those directors determined it to be in the best interests of Chiron to change the composition of the committee to replace with independent directors the positions that, pursuant to the Governance Agreement with Novartis, were required to be held by management directors for purposes of the Governance Agreement. Accordingly, effective March 2003, the Board replaced Mr. Lance and Dr. Rutter with Mr. Bryson and Dr. Strijkert. The committee held one meeting during 2002. The committee has not established a procedure for considering nominees for director nominated by Chiron stockholders. Stockholders may nominate candidates for director in accordance with the advance notice and other procedures contained in Chiron's Bylaws.

Executive Committee

        The Executive Committee was created in October 2002, in order to facilitate actions taken by a smaller group of directors under circumstances in which it may be impractical to bring together the entire Board. The committee exercises all the power and authority of the Board delegated to it subject to limits imposed by law and by the Governance Agreement, Chiron's Restated Certificate of Incorporation and by action of the Board. The committee does not meet on a regular basis, and met one time during 2002. Dr. Breu, Mr. Coleman, Mr. Lance and Dr. Penhoet are members of this committee.

Compensation of Directors

        Directors who are employed by Chiron do not receive any additional compensation for their service as directors. During the last year, non-employee directors of Chiron received the following cash compensation:

  •
  A quarterly retainer of $4,000 totaling $16,000 per year;

  •
  An additional fee of $2,000 for each Board meeting attended in person;

  •
  An additional fee of $500 for each telephone meeting of the Board;

  •
  An additional fee of $200 per hour, up to a maximum of $1,000 per day, for time spent on meetings of committees of the Board on days when no meeting of the Board is held;

  •
  An additional quarterly retainer of $1,250 payable for service as Chair of a committee of the Board; and

  •
  Reimbursement of reasonable expenses to attend Board and committee meetings (except for two directors employed by Novartis, for whom all travel expenses are paid by Novartis).

        The directors who have been designated by Novartis to serve on Chiron's Board and are employed by Novartis remit to Novartis all fees received from Chiron for director services. In accordance with Novartis' instructions, Chiron pays those fees directly to Novartis.

        Non-employee directors also participate in Chiron's 1991 Stock Option Plan. Effective on and after February 2001, Chiron's Board approved amendments to the non-employee directors' compensation. The amendments simplified non-employee director compensation by:

  •
  eliminating automatic share rights awards;

  •
  changing the annual automatic option grant from an option based on a formula to an option to purchase 15,000 shares of Chiron's common stock, and reducing the vesting schedule for the option from five years to six months; and

  •
  implementing an initial option grant feature, so that each newly elected or appointed non-employee director automatically receives an option grant to purchase 30,000 shares of Chiron's common stock, which vests over a three-year period (known as the "Initial Option Grant").

        Beginning in 2001, when a director is first elected or appointed to Chiron's Board, he or she receives an Initial Option Grant. On the last business day of the second quarter of each year (known as the "automatic grant date"), each continuing non-employee director receives an option to purchase 15,000 shares of Chiron's common stock (known as the "Annual Option Grant"). Each continuing non-employee director who was newly elected or appointed on a date after the previous year's automatic grant date also receives a reduced Annual Option Grant, determined by multiplying 1,250 by the number of whole calendar months between the non-employee director's election or appointment date and the current automatic grant date. Each Annual Option Grant has an exercise price equal to the fair market value of Chiron's common stock on the grant date and a term of ten years. The option expires three months after the optionee ceases to serve as a director, employee, consultant or independent contractor (twelve months if due to disability or death). Automatic options are immediately exercisable. However, if a non-employee director ceases providing services to Chiron or its subsidiaries as a director, employee, consultant or independent contractor, Chiron may repurchase any shares acquired upon exercise at the original exercise price. For each Initial Option Grant, Chiron's repurchase right lapses in equal annual installments over three years from the grant date, as long as the director continues to provide services to Chiron, and lapses immediately, in full, upon death or disability. For each Annual Option Grant, Chiron's repurchase right lapses in full six months after the grant date and lapses immediately, in full, upon death or disability.

        Before February 2001, Chiron granted its non-employee directors "automatic option grants" annually, on the automatic grant dates. Each continuing non-employee director could purchase a certain number of shares of Chiron's common stock based on a specific formula. The formula was determined by dividing $100,000 (subject to cost-of-living increases after 1996) by the average price of a share of Chiron's common stock over the preceding twelve months. On the date that a person first became a non-employee director (if other than an automatic grant date), he or she received an automatic option grant to purchase a pro-rata number of shares of Chiron's common stock, based on the number of months the non-employee director would serve as a director before the next automatic grant date. The terms of these automatic option grants were otherwise substantially the same as those of the Initial Option Grant and the Annual Option Grant.

        In addition, before February 2001, each newly elected or appointed non-employee director was automatically granted the right to receive a certain number of shares of Chiron's common stock ("automatic share right") purchasable with $40,000 on the date of the election or appointment. On each subsequent automatic grant date, Chiron automatically granted the non-employee director a $25,000 share right as long as the individual was serving as a non-employee director. If a non-employee director was newly elected or appointed on a date other than on an automatic grant date, then on the next automatic grant date after his or her election or appointment, the non-employee director was granted a pro rated $25,000 share right, based on the number of months the individual served as a non-employee director before such automatic grant date. The dollar values were subject to cost-of-living increases after 1996. Share rights vested in equal annual installments over five years from the grant date, as long as the non-employee director continued to provide services to Chiron. The automatic share rights vest in full upon death or disability.

        For directors who joined the Board prior to 2001 and who were granted options and rights before February 2001, these options and rights continue to vest on an annual basis.

Director Indemnification Agreements

        Chiron has agreed to protect its directors, to the full extent permitted under its Bylaws and by law, against damage, loss or injury, that a person might suffer because he or she is or was a director of Chiron (known as "indemnifying" or "indemnification"), including reimbursement of expenses that a director might incur in any legal proceedings in defending any legal actions while serving as a director of Chiron. The indemnification agreements: (1) confirm the present indemnity provided to them by Chiron's Bylaws and give assurances that the indemnity will continue to be provided even if the Bylaws are changed in the future, and (2) provide that the directors would be indemnified to the maximum extent permitted by law against all expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred or paid by them in any action or proceeding, including any action by or in the right of Chiron, because they are serving as a director, officer or similar official of any other company or enterprise when they are serving in such capacities at the request of Chiron. The indemnification agreements further provide that expenses incurred by a director in such cases will be paid by Chiron in advance, subject to the director's obligation to reimburse Chiron in the event it is ultimately determined that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement or by law. Chiron will not indemnify any director under the agreements as described in clause (2) above if it is finally determined that a director's conduct is knowingly fraudulent, deliberately dishonest or constitutes willful misconduct. In addition, Chiron will not indemnify any director if a court finally determines that the indemnification is not lawful, or where it has been determined that a director has profited from a purchase or sale of Chiron's securities or violated Section 16(b) of the Exchange Act or any laws. The indemnification agreements also contain provisions designed to protect Chiron from unreasonable settlements or redundant legal expenditures.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Chiron's independent auditors for the fiscal year commencing January 1, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

        Neither Chiron's Restated Certificate of Incorporation nor its Bylaws require the stockholders to ratify the selection of Ernst & Young LLP as Chiron's independent auditors. However, Chiron's Board recommends the stockholders ratify the Board's selection of Ernst & Young LLP. If the stockholders do not ratify the appointment, the Audit Committee and Board will reconsider the selection. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in Chiron's best interests and in the best interests of Chiron's stockholders.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Relationship with Independent Auditors

        Ernst & Young LLP served as Chiron's independent auditors for the most recently completed fiscal year. KPMG LLP served as Chiron's independent auditors until completion of the audit of Chiron's financial statements for the fiscal year ended December 31, 2001. Chiron's Audit Committee approved the decision to change the Company's independent auditors.

        In connection with the audits of the two fiscal years ended December 31, 2001 and the subsequent interim period through March 5, 2002, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements (if not resolved to KPMG LLP's satisfaction) would have caused KPMG LLP to refer to such matters in their reports. The audit reports of KPMG LLP on Chiron's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were those opinions qualified or modified as to uncertainty, audit scope or accounting principles. KPMG LLP's letter to Chiron confirming the above information was included as Exhibit 16 to Chiron's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the SEC on March 6, 2002, and as Exhibit 16.1 to Chiron's Current Report on Form 8-K/A which was filed with the SEC on March 21, 2002. Reference to the dismissal of KPMG LLP effective March 5, 2002 and the appointment of Ernst & Young LLP as Chiron's independent auditors for the fiscal year commencing January 1, 2002 is made under Exhibit 16 to Chiron's Annual Report on Form 10-K for the most recently completed fiscal year filed with the SEC on March 5, 2003. During Chiron's fiscal year ended December 31, 2001 and subsequent interim period through March 5, 2002, there were "no reportable events" within the meaning of Item 304(a)(1) (v) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

        During Chiron's two fiscal years ended December 31, 2001 and the subsequent interim period through March 5, 2002, we did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K, except that we engaged Ernst & Young LLP in July 2001 to assist us in the identification of the accounting, tax and economic impacts of a proposed leasing transaction, and to provide overall transaction coordination services. We also consulted with KPMG LLP on application of accounting principles regarding this proposed leasing transaction.

Independent Auditor Fee Information

        Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories (in thousands) are:

	2002	2001
Audit Fees	$834	$1,101
Audit-Related Fees	131	557
Tax Fees	705	448
Other Fees	39	220

	$1,709	$2,326

        Ernst & Young LLP served as Chiron's independent auditors for the year ended December 31, 2002 and KPMG LLP served as Chiron's independent auditors for the year ended December 31, 2001. The 2002 fees relate to services provided by Ernst & Young LLP and the 2001 fees relate to services provided by KPMG LLP.

        2002.    Audit Fees include fees associated with the annual audit, the reviews of Chiron's quarterly reports on Form 10-Q, issuance of consents and reports filed with the SEC and accounting consultations. Audit-Related Fees include fees associated with attest services not required for statutory purposes, due diligence in connection with acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions. Tax Fees include tax compliance and other tax advice and planning services. Other Fees include support and advisory services related to Chiron's expatriate program.

        2001.    Audit Fees include fees for audit of Chiron's annual financial statements included in the annual report on Form 10-K and review of Chiron's unaudited interim quarterly financial statements included in its quarterly reports on Form 10-Q. Audit-Related Fees include fees for the issuances of letters to underwriters, audits of financial statements of certain employee benefit plans, review of registration statements and the issuances of consents. Tax Fees include tax compliance and international tax advice and planning services. Other Fees include support and advisory services related to Chiron's expatriate program and internal audit services.

        For the two fiscal years presented above, management approved the independent auditor fees. Going forward, all auditing services and non-audit services, other than those pursuant to the de minimis exception, provided to Chiron by our independent auditors are required to be pre-approved by the Audit Committee. The Audit Committee has recently adopted such procedures.

        The Audit Committee determined that the services provided by and fees paid to both Ernst & Young LLP and KPMG LLP were compatible with maintaining the independent auditors' independence.

STOCK OWNERSHIP

        The following tables set forth ownership of Chiron's common stock by major stockholders, directors and executive officers of the Company as of February 3, 2003. As of that date, there were 186,984,927 shares of Chiron's common stock issued and outstanding.

Ownership of Major Stockholders

        The following table lists all persons or entities known by Chiron to own 5% or more of the outstanding shares of Chiron's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Novartis AG 35 Lichstrasse CH-4002 Basel, Switzerland	79,320,078(1)	42%
Salomon Smith Barney Inc. 388 Greenwich Street New York, New York 10013	11,159,255(2)	6%
Salomon Brothers Holding Company Inc. 388 Greenwich Street New York, New York 10013	11,159,255(2)	6%
Salomon Smith Barney Holdings Inc. 388 Greenwich Street New York, New York 10013	18,863,469(2)	10%
Citigroup Inc. 399 Park Avenue New York, New York 10043	19,210,336(2)	10%

(1)
Novartis may acquire up to 55% of Chiron's outstanding common stock through purchases on the open market and may participate pro rata in certain issuances of new securities by Chiron under the terms of the Governance Agreement. With the approval of certain directors who are independent of both Chiron and Novartis under the Governance Agreement, Novartis may increase its ownership interest beyond 55% and up to 79.9%. Also, in accordance with an additional agreement between Chiron and Novartis called the Market Price Option Agreement, if certain conditions are met, Novartis may purchase shares of Chiron's common stock directly from Chiron up until such point as Novartis owns 55% of the outstanding shares of Chiron's common stock. Please see the section entitled "Certain Relationships and Related Transactions" for a further discussion of Chiron's relationship with Novartis.

(2)
Salomon Smith Barney Inc., Salomon Brothers Holding Company Inc., Salomon Smith Barney Holdings Inc. and Citigroup Inc. jointly filed a Schedule 13G with the SEC on February 7, 2003, pursuant to which each of the reporting persons disclosed that the shares shown above include shares held by the other reporting persons.

Ownership of Directors and Executive Officers

        This table shows how much Chiron common stock is beneficially owned by: (a) each of the directors, (b) each of the Chief Executive Officer and the four other most highly compensated officers of Chiron, or named executive officers, and (c) the directors and executive officers of Chiron as a group. "Beneficial ownership" is determined in accordance with the rules of the SEC and refers to shares that a director or executive officer has the power to vote, or the power to dispose of, and stock options that are exercisable currently or that become exercisable within 60 days of February 3, 2003.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Chiron Corporation, 4560 Horton Street, Emeryville, California 94608.

	Shares Beneficially Owned
Name of Beneficial Owner	Number (1)(2)(3)		Percent
Directors:
Raymund Breu	40,278		*
Vaughn D. Bryson	52,661	(4)	*
Lewis W. Coleman	95,466	(5)	*
Pierre E. Douaze	74,894		*
J. Richard Fredericks	30,000	(6)	*
Paul L. Herrling	54,293		*
Denise M. O'Leary	30,000		*
Edward E. Penhoet	383,252		*
William J. Rutter	3,772,550		2%
Howard H. Pien	0	(7)	*
Jack W. Schuler	67,369	(8)	*
Pieter J. Strijkert	68,710		*
Named Executive Officers:
Seán P. Lance (also a Director)	1,526,967		*
William G. Green	573,211	(9)	*
Craig A. Wheeler	118,750		*
James R. Sulat	408,297		*
John A. Lambert	152,813		*
Directors and Executive Officers as a Group (20 persons)	7,646,046		4%

*
Less than 1%.
(1)
This disclosure is made pursuant to certain rules and regulations promulgated by the SEC and the number of shares shown as being beneficially owned may not be deemed to be beneficially owned for other purposes. Except as subject to applicable community property laws or indicated by footnote below, the persons named in this table have sole voting and/or investment power with respect to all shares.
(2)
These amounts include shares that the persons named in this table have a right to acquire as of February 3, 2003, or within 60 days after that date, through the exercise of stock options, as follows: Dr. Breu, 38,682 shares; Mr. Bryson, 48,479 shares; Mr. Coleman, 87,875 shares; Mr. Douaze, 69,771 shares; Mr. Fredericks, 30,000 shares; Dr. Herrling, 49,962 shares; Ms. O'Leary, 30,000 shares; Dr. Penhoet, 177,952 shares; Mr. Pien, 0 shares; Dr. Rutter, 1,098,236 shares; Mr. Schuler, 40,708 shares; Dr. Strijkert, 55,171 shares; Mr. Lance, 1,522,188 shares; Mr. Green 544,432 shares; Mr. Wheeler, 117,180 shares; Mr. Sulat, 404,188 shares; and Mr. Lambert, 152,813 shares; and all directors and executive officers as a group, 4,658,947 shares.
(3)
These amounts do not include the following number of shares of Chiron's common stock which will be beneficially held by, and issuable to, the following persons when their respective restricted automatic share right grants have vested:

(a)
directors, as follows: Dr. Breu, 1,308 shares; Mr. Bryson, 1,214 shares; Mr. Coleman, 1,214 shares; Mr. Douaze, 1,214 shares; Mr. Fredericks, 0 shares; Dr. Herrling, 1,214 shares; Ms. O'Leary, 0 shares; Dr. Penhoet, 442 shares; Mr. Pien, 0 shares; Dr. Rutter, 442 shares; Mr. Schuler, 1,084 shares and Dr. Strijkert, 1,214 shares.

(b)
certain named executive officers, as follows: Mr. Wheeler, 7,185 shares, and all executive officers as a group, 19,881 shares.

  Please see the section entitled "Executive Compensation and Related Information—Compensation of Executive Officers" for a description of the terms under which the share rights are issued.

(4)
Includes 3,090 shares held by the Vaughn D. Bryson Irrevocable Trust, of which The Trust Company of Oxford is Trustee.

(5)
These shares are held in a family trust, the Lewis W. Coleman and Susan G. Coleman Family Trust uta dated November 29, 1995, of which Mr. Coleman and his wife, are the trustees.

(6)
Mr. Fredericks was appointed to the Board on February 10, 2003.

(7)
Mr. Pien will be appointed to the Board effective April 2003.

(8)
Includes 4,000 shares held by Mr. Schuler's wife, Renate.

(9)
Includes 900 shares held in custodial accounts for the benefit of Mr. Green's son and daughter, William S. and Amy E. Green, respectively, over which Mr. Green has sole voting and investment power, but as to which he disclaims beneficial ownership.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation of Executive Officers

        This table shows the compensation awarded to, earned by or paid to Chiron's Chief Executive Officer and four other most highly compensated executive officers (known as the "named executive officers") during each of Chiron's last three fiscal years for all services rendered in all capacities to Chiron.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Securities Underlying Options/ SARs (#)
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)				All Other Compensation ($)(7)
Seán P. Lance(1) Chairman of the Board, President and Chief Executive Officer	2002 2001 2000	776,923 742,308 700,000	1,250,000 1,250,000 1,250,000		— — —		800,000 750,000 550,000	135,645 146,728 128,863
William G. Green(2) Senior Vice President, General Counsel and Secretary	2002 2001 2000	452,212 433,077 392,692	450,000 345,000 320,000		— — —		185,000 225,000 143,000	47,912 37,900 30,498
Craig A. Wheeler(3) Vice President, President, Chiron BioPharmaceuticals	2002 2001 2000	434,904 143,885 N/A	315,000 135,000 N/A	$	— 446,666 N/A	(6)	160,000 223,000 N/A	186,814 143,766 N/A
James R. Sulat(4) Vice President, Chief Financial Officer	2002 2001 2000	396,731 369,308 336,000	300,000 275,000 260,000		— — —		200,000 225,000 158,000	26,869 29,008 23,520
John A. Lambert(5) Vice President, President, Chiron Vaccines	2002 2001 2000	320,880 223,172 N/A	240,855 191,700 N/A		— — N/A		160,000 260,000 N/A	99,711 69,544 N/A

(1)
Mr. Lance was appointed President and Chief Executive Officer effective May 1, 1998. "All Other Compensation" for Mr. Lance in 2002 includes the following: a special award of $47,293 (see the section entitled "Loans to Executive Officers"); Chiron's contributions of $72,462 under Chiron's Supplemental Executive Retirement Plan on behalf of Mr. Lance; $1,520 for the lease of a vehicle by Chiron for Mr. Lance's personal use; $2,500 as reimbursement to Mr. Lance for financial/tax planning services; and $3,870 paid on behalf of Mr. Lance by Chiron for the purchase of life insurance.

(2)
"All Other Compensation" for Mr. Green in 2002 includes the following: Chiron's contributions of $24,246 under Chiron's Supplemental Executive Retirement Plan on behalf of Mr. Green; $8,942 for payment of accrued Paid Time Off hours; $3,625 reimbursement to Mr. Green for financial/tax planning services; $2,374 paid on his behalf by Chiron for the purchase of life insurance; and $725 for Flexible Benefits Credit reimbursements from Chiron.

(3)
Mr. Wheeler was hired by Chiron on August 31, 2001. "All Other Compensation" for Mr. Wheeler in 2002 includes the following: $157,495 for relocation assistance; Chiron's contributions of $14,796 under Chiron's Supplemental Executive Retirement Plan on behalf of Mr. Wheeler; $5,600 reimbursement to Mr. Wheeler for financial/tax planning services; and $923 paid on his behalf by Chiron for the purchase of life insurance.

(4)
"All Other Compensation" for Mr. Sulat in 2002 includes Chiron's contributions of $18,869 under Chiron's Supplemental Executive Retirement Plan on behalf of Mr. Sulat.

(5)
Mr. Lambert was hired by Chiron on February 23, 2001. He is on the Chiron Vaccines European payroll and receives cash compensation in United Kingdom pounds sterling. All dollar amounts listed for Mr. Lambert were converted from Pounds Sterling into United States Dollars using the applicable exchange rate in the year in which he was compensated (i.e., as of December 31, 2001, the applicable exchange rate was 1 U.K. Pound Sterling to $1.4476; as of December 31, 2002, $1.6044).

  Mr. Lambert's 2001 bonus was paid in 2002 (using the conversion rate of 1 U.K. Pound Sterling to $1.4200 at March 15, 2002); Mr. Lambert's 2002 bonus was paid in 2003 (using the conversion rate of 1 U.K. Pound Sterling to $1.6057 at March 14, 2003). "All Other Compensation" for Mr. Lambert in 2002 includes the following: Chiron's contributions of $48,132 towards Mr. Lambert's pension plan; $37,736 to Mr. Lambert as car allowance; $11,688 reimbursement to Mr. Lambert for financial/tax planning services; and $2,155 paid on his behalf by Chiron for the purchase of health insurance.

(6)
On August 31, 2001, Chiron granted to Mr. Wheeler restricted share rights for 9,581 shares of Chiron's common stock. This amount is based on the closing market price of Chiron's common stock on the grant date. On August 31, 2002, shares rights for 2,396 shares of Chiron's common stock vested. Shares rights for the remaining 7,185 shares of Chiron's common stock will vest annually over the next three-year period ending August 31, 2005. Until such time as Chiron issues a stock certificate for shares underlying his share rights, Mr. Wheeler shall have no rights as a stockholder, including any rights to dividends. As of December 31, 2002, Mr. Wheeler's restricted share rights had an aggregate value of $360,246.

(7)
In addition to the items described in footnotes 1-4 above, "All Other Compensation" includes contributions to match pretax elective deferral contributions made by Chiron, on behalf of each named executive officer on the U.S. payroll, under Chiron's 401(k) Plan, a plan providing for broad-based employee participation. Each contribution made in 2002 was $8,000.

Option Grants

        Stock Option Grants in Last Fiscal Year.    This table shows options granted during 2002 (excluding LTIP option grants, described separately below) to the named executive officers under Chiron's 1991 Stock Option Plan.

	Individual Grants (1)(2)
					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/Sh)(3)	Expiration Date
					0%($)	5%($)	10%($)
Seán P. Lance	500,000	7.1709	42.535	2/21/12	-0-	13,375,016	33,894,918
William G. Green	100,000	1.4342	42.535	2/21/12	-0-	2,675,003	6,778,984
Craig A. Wheeler	75,000	1.0756	42.535	2/21/12	-0-	2,006,252	5,084,238
James R. Sulat	100,000	1.4342	42.535	2/21/12	-0-	2,675,003	6,778,984
John A. Lambert	75,000	1.0756	42.535	2/21/12	-0-	2,006,252	5,084,238

(1)
Chiron granted the options listed in this table on February 21, 2002. The options were based on, among other things, performance of the named executive officers in year 2001. The exercise price of these options is equal to the average between the reported high and reported low prices of Chiron's common stock on February 21, 2002, as reported on the NASDAQ National Market System.

In February 2003, Chiron also granted stock options to the named executive officers based on, among other things, 2002 performance, as follows: Mr. Lance, 500,000; Mr. Green, 75,000; Mr. Wheeler, 100,000; Mr. Sulat, 75,000; and Mr. Lambert, 100,000. The exercise price of these options is $36.3350 per share, based on the average between the reported high and reported low prices of Chiron's common stock on February 20, 2003, as reported on the NASDAQ National Market System. The options expire on February 20, 2013.

(2)
Generally, the options described above are exercisable as to 25% of the granted shares beginning one year after grant. The balance is exercisable in equal monthly installments over the next 36 months, assuming continued employment with Chiron or one of its subsidiaries. To the extent not already exercisable, the options generally become exercisable in the event of an agreement to dispose of all or substantially all of the assets or outstanding stock of Chiron by means of merger, consolidation, reorganization or liquidation, unless the options are assumed by the successor entity. Further, if a successor corporation or parent thereof assumes options in connection with a "change in control" of Chiron and within 24 calendar months of such change in control there is a "qualifying termination" of the named executive officer's employment, his options will become fully vested. Please refer to the section entitled "Change in Control Arrangements" below for a general description of the effect of a change in control on stock options.

(3)
When options are exercised, the exercise price and any related tax withholding obligations are generally paid in cash, or at the discretion of Chiron's Compensation Committee, in shares of Chiron's common stock which have been held the requisite period in order to avoid a charge to Chiron's earnings. If that occurs, the shares are valued as of the exercise date. Under certain conditions, the shares are valued from the proceeds of a same-day sale of the shares acquired when the option is exercised.

(4)
As required by the SEC rules, these columns show gains that may exist for the respective options, assuming that the market price for Chiron's common stock appreciates from the date of grant over a ten-year period at the annual compounded rates of 5% and 10%, respectively. The market price of Chiron's common stock at February 2012 would be $69.29 per share and $110.33 per share, respectively.

There is no assurance that either the assumed rates of appreciation or any appreciation will occur. The amounts are calculated from the average of the reported high and low prices on the respective grant date, as reported on the NASDAQ National Market System. If the price of Chiron's common stock does not increase above the exercise price, no value will be realizable from these options.

        Long-Term Incentive Plans—Awards in Last Fiscal Year.    Chiron's Executive Long-Term Incentive Plan is a performance-based stock option plan ("LTIP") and falls under Chiron's 1991 Stock Option Plan. The table below shows the LTIP options granted to the named executive officers during 2002.

Name	No. of Shares, Units or Other Rights (#)(1)	Performance or Other Period until Maturation or Payout
Seán P. Lance	300,000	01/02/12
William G. Green	85,000	01/02/12
Craig A. Wheeler	85,000	01/02/12
James R. Sulat	100,000	01/02/12
John A. Lambert	85,000	01/02/12

(1)
Chiron granted the options listed in this table on January 2, 2002. The exercise price of these options is $43.1800, based on the average between the reported high and reported low prices of Chiron's common stock on January 2, 2002, as reported on the NASDAQ National Market System.

        In February 2003, Chiron also granted LTIP options to the named executive officers in the following amounts: Mr. Lance, 300,000; Mr. Green, 50,000; Mr. Wheeler, 50,000; Mr. Sulat, 50,000; and Mr. Lambert, 50,000. The exercise price of the LTIP options is $36.3350 per share, based on the average between the reported high and reported low prices of Chiron's common stock on February 20, 2003, as reported on the NASDAQ National Market System. The LTIP options expire on February 20, 2013.

        The LTIP options are exercisable seven years after grant (assuming continued employment with Chiron or one of its subsidiaries), but vesting may be accelerated in the first three years after grant based on the achievement of specified performance objectives set by Chiron's Board. The LTIP options expire ten years after grant.

        Chiron's Board has set as the performance objective for LTIP options the total shareholder return for Chiron common stock, as measured against the return achieved by a weighted index of comparable companies (the "LTIP Performance Factor"). The LTIP Performance Factor for any period is the percentage ratio of (i) the total shareholder return ("TSR") of Chiron common stock over for the period to (ii) competitive market TSR reflected for the period by a weighted index of two broad-based industry indicies: the AMEX Biotechnology and S&P Healthcare indices, weighted 25% to the AMEX Biotechnology Index and 75% to the S&P Healthcare Index plus dividends. In calculating the LTIP Performance Factor for each grant of LTIP options, Chiron's stock price and the market indices are set to 1.00 based on their average values during December immediately prior to the date of grant. For each month of the calendar three-year performance cycle following the date of grant, Chiron's relative TSR performance is calculated based on the closing values of the indices and Chiron's stock price. The cumulative period average is adjusted each month end. It is the cumulative period average value that determines the LTIP Performance Factor. Thus, in each of the first three years following the grant, the level of vesting acceleration, if any, for the performance achieved in that year is based on the performance of Chiron common stock versus the indicies. No acceleration of vesting occurs if the TSR of Chiron's common stock is less than 105% of the TSR of the weighted index. All granted options vest if Chiron's TSR is 125% or more of the weighted index over the three-year performance cycle. Performance achievement between 105% and 125% will result in the acceleration of vesting for an incremental portion of the LTIP options.

        The following chart illustrates the TSR of Chiron common stock as a percentage of the TSR of the weighted index for each of the three prior year's LTIP option grants.

	Measurement Period Ended
	12/31/00	12/31/01	12/31/02
2000 Grant(2)	93.3%	93.9%	94.2%
2001 Grant(3)	—	115.6%	116.5%
2002 Grant(4)	—	—	107.6%

(2)
Of the total of 400,000 January 1, 2000 LTIP options granted to the named executive officers, no shares have vested.

(3)
Of the total of 483,000 January 2, 2001 LTIP options granted to the named executive officers, 96,600 shares vested on each of January 2, 2002 and January 2, 2003, for a total 193,200 shares.

(4)
Of the total of 655,000 January 2, 2002 LTIP options granted to the named executive officers, 65,500 shares vested on January 2, 2003.

        To the extent not already exercisable, the LTIP options generally become exercisable in the event of an agreement to dispose of all or substantially all of the assets or outstanding stock of Chiron by means of merger, consolidation, reorganization or liquidation, unless the LTIP options are assumed by the successor entity. Further, if a successor corporation or parent thereof assumes the LTIP options in connection with a change in control of Chiron and the named executive officer is terminated in a qualifying termination before the last day of the last measurement period for the stated LTIP options, the options will fully vest. Please refer to the section entitled "Change in Control Arrangements" below for a general description of the effect of a change in control on LTIP options.

Options Exercised

        Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The table below shows all stock options exercised by the named executive officers during last year, and the number and value of options they held at the end of 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)(1)		Value of Unexercised In-the-Money Options at Fiscal Year-End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Seán P. Lance	0	0	1,213,021	1,736,979	12,120,520	2,182,975
William G. Green	26,148	733,615	478,141	423,166	6,415,856	32,008
Craig A. Wheeler	2,396	92,905	71,267	318,918	0	273,641
James R. Sulat	0	0	285,667	492,333	2,346,167	870,562
John A. Lambert	0	0	99,500	320,500	0	0

(1)
The number of securities includes unexercised, unsurrendered options which the named executive officers are entitled to surrender for cash payments from Novartis pursuant to an agreement entered into with Novartis in November 1994 (known as the "Novartis option surrender program"). Please refer to the section entitled "Certain Relationships and Related Transactions- Relationship with Novartis AG". William G. Green held 931 options under this program as of the end of last year.

(2)
The value of all unexercised, unsurrendered options is calculated in accordance with SEC rules using the average between the reported high and reported low prices of Chiron's common stock on December 31, 2002 ($38.085), as reported on the NASDAQ National Market System. The amount payable under the Novartis option surrender program is $29.25 per share. Since this amount is less than the year-end market value, the incremental value of options which each holder is entitled to surrender under the Novartis option surrender program is $0.

Equity Plan Compensation Information

        Chiron is not seeking a stockholder vote on its equity compensation plan. Chiron does not maintain any equity compensation plans that have not been approved by its stockholders. The table below shows the securities authorized for issuance under Chiron's equity compensation plans in effect at the end of Chiron's most recently completed fiscal year.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	25,985,907	$36.84	11,183,094
Total	25,985,907	$36.84	11,183,094

(1)
In September 2000, Chiron acquired PathoGenesis Corporation. Outstanding options on PathoGenesis' stock were either redeemed for cash or converted into options on Chiron's stock. The difference between the fair value of all options and the intrinsic value associated with the unvested portion of those options was included as part of the purchase price. The number of shares underlying the assumed options equaled 207,293, and the related weighted-average exercise price was $30.1204.

Employment, Supplemental Pension and Other Benefit Agreements; Change in Control Arrangements

        Employment Agreements.    In March 1998, Chiron entered into an agreement with Mr. Seán P. Lance to serve as Chairman of the Board, President and Chief Executive Officer. In April 2003, Mr. Lance will resign as President and Chief Executive Officer and continue in an executive capacity as Chairman of the Board. Chiron currently anticipates entering into an amendment of Mr. Lance's agreement to reflect this change in roles. The current terms of Mr. Lance's agreement include: (i) a base salary of $700,000 per year, which may be increased, but not decreased, annually by the Board of Directors; (ii) participation in Chiron's annual incentive plan, under which he will receive an annual cash bonus equal to 100% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 200% if performance substantially exceeds the targeted level; (iii) participation in Chiron's long-term incentive plan, based upon performance as determined by the Board's Compensation Committee, with a targeted value of the annual award at the grant date of 200% of Mr. Lance's base salary; (iv) a grant of options to purchase 750,000 shares of Chiron's common stock under Chiron's 1991 Stock Option Plan, 600,000 of which have previously vested and the remaining 150,000 of which will vest in May 2003. Mr. Lance's agreement also provides Mr. Lance with reimbursement for expenses incurred, such as the lease of a company car and tax and financial services planning. If Mr. Lance's employment with Chiron is terminated other than for cause, or if Mr. Lance resigns for good reason, the agreement provides that he will continue to receive: (a) his base salary for three years following the termination date, provided that he may elect to receive a lump sum payment equal to the discounted value of such salary; (b) in lieu of his cash bonus, a payment equal to three times the higher of his targeted bonus in the year of termination or his highest bonus during the preceding three years, payable monthly over the salary continuation period or, at Mr. Lance's option, in a discounted lump sum; (c) continued health care and life insurance coverage for a three year period, subject to the payment by Mr. Lance of premiums not paid by Chiron under Chiron's cafeteria benefit plan; (d) reasonable repatriation assistance; and (e) accelerated vesting of stock options that would otherwise have vested during the next three years following termination. Under the agreement, "good reason" is defined to include a substantial diminution in Mr. Lance's duties and responsibilities or the assignment to Mr. Lance of duties inconsistent with his position; relocation of Chiron's headquarters more than 30 miles from its present location; reduction of Mr. Lance's base salary or failure to provide compensation at least equal to that provided for under compensation or benefit plans currently in effect; material breach by Chiron of its obligations under Mr. Lance's employment agreement; or the failure of Chiron to obtain satisfactory agreement from any successor to Chiron to assume Mr. Lance's employment agreement. The agreement further provides that no change in control, including any transaction in which Novartis increases its ownership interest in Chiron, will itself constitute good reason. The change in Mr. Lance's role with the Company is not expected to trigger any of these provisions, as the change is neither a termination without cause nor a resignation for good reason. Pursuant to the agreement, Chiron provided Mr. Lance a loan in the principal amount of $1 million with a ten-year term to purchase a residence. The terms of Mr. Lance's loan are more particularly described under the section entitled "Loans to Executive Officers".

        Effective April 2003, Chiron will enter into an agreement with Mr. Howard H. Pien to serve as President and Chief Executive Officer. The terms of Mr. Pien's agreement include: (i) a base salary of $760,000 per year, which may be increased, but not decreased, annually by the Board of Directors; (ii) participation in Chiron's annual incentive plan, under which he will receive an annual bonus equal to 100% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 200% if performance substantially exceeds the targeted level; (iii) a signing award of $650,000; (iv) a grant of options to purchase 200,000 shares under Chiron's LTIP, exercisable at fair market value on the day of grant with a term of ten years; (v) a grant of options to purchase 480,000 shares of Chiron's common stock under Chiron's 1991 Stock Option Plan, as to which 120,000 shares will vest upon the first anniversary of Mr. Pien's employment with Chiron and 360,000 shares will vest in 36 successive equal monthly installments commencing on the first anniversary of Mr. Pien's employment; (vi) two grants of restricted share rights under Chiron's 1991 Stock Option Plan—a grant of 20,000 shares that will vest in full on the fourth anniversary of Mr. Pien's employment and a grant of 10,000 shares that will vest as to 2,500 shares on each of the first four anniversaries of his employment; and (vii) participation in Chiron's long-term incentive plan, based upon performance as determined by the Board's Compensation Committee. Mr. Pien's agreement also provides reimbursement of expenses associated with financial planning services and with Mr. Pien's relocation to California, including the reasonable cost of temporary housing for up to two years or until he relocates and a gross-up payment to protect Mr. Pien from any tax consequence for any imputed income from such relocation expense reimbursement. Mr. Pien's agreement also provides for the following benefits, in addition to standard employee benefits: reimbursement for the premium cost for the first $800,000 in life insurance that he may select under Chiron's cafeteria benefit plan, to the extent not otherwise paid by Chiron, a credit to his account under Chiron's Supplement Executive Retirement Plan of a contribution of $50,000 as of the last day of each calendar quarter of his continuing employment, up to a maximum of $1,000,000 after 20 quarters.

        If Mr. Pien's employment with Chiron is terminated other than for cause, or if Mr. Pien resigns for good reason, the agreement provides that he will continue to receive: (a) his base salary for two years following the termination date, provided he may elect to receive a lump sum payment equal to the discounted value of such salary; (b) in lieu of his cash bonus, a payment equal to two times the higher of his targeted bonus in the year of termination or his highest bonus during the preceding three years, payable over the salary continuation period or, at Mr. Pien's option, in a discounted lump sum; (c) continued health care and life insurance coverage for a two-year period, subject to the payment by Mr. Pien of premiums not paid by Chiron under Chiron's cafeteria benefit plan; and (d) accelerated vesting of his initial stock options and restricted share rights in full and of that portion of any annual or other grant of stock options or long-term, equity-based incentives that vest only with the passage of time that would otherwise have vested during the next two years following any termination that occurs prior to his 50th birthday, and as to any termination after his 50th birthday all such options or incentives will vest.

        Under Mr. Pien's agreement, "good reason" is defined to include a substantial diminution in Mr. Pien's duties and responsibilities or the assignment to Mr. Pien of duties inconsistent with his position (it being understood that the termination of Mr. Pien as a director of Chiron or any successor, any reduction in the generally understood authority of a Chiron chief executive officer or the appointment to the position of Chairman of the Board of a person to whom Mr. Pien reasonably objects in good faith could constitute good reason); relocation of Chiron's headquarters more than 50 miles from its present location; reduction of Mr. Pien's base salary or failure to provide compensation at least equal in the aggregate to those provided for under all compensation or benefit plans as in effect (or as later in effect, if greater); material breach by Chiron of its obligations under Mr. Pien's employment agreement; or the failure of Chiron to obtain satisfactory agreement from any successor to Chiron to assume Mr. Pien's employment agreement. The agreement further provides that no change in control, including any Novartis buy out transaction, will not itself constitute good reason.

        Under Mr. Pien's agreement, "cause" is defined to include any willful misconduct in the performance of his duties to Chiron or any gross and willful misconduct independent of Chiron which has a significant adverse impact on Chiron; an indictment for, or plea of nolo contendere to, a felony or commission of a fraud against Chiron or under securities laws; any regulatory or judicial order that results in a bar or loss of license to Mr. Pien's continued performance of all or a substantial portion of his duties under the agreement; willful and continued failure by Mr. Pien to substantially perform his duties as President and Chief Executive Officer; willful material noncompliance with any material Chiron written policy; or willful breach by Mr. Pien of the agreement. However, no item under the last two clauses of the preceding sentence will constitute "cause" unless Mr. Pien fails to remedy as promptly as reasonably practicable following, and in any case within thirty days of notice of, the violation. In addition, no action or inaction is "willful" unless it is done or omitted to be done by Mr. Pien directly and not by imputation.

        In February 2001, Mr. John A. Lambert entered into an agreement with Chiron as Vice President, President of Chiron Vaccines, the terms of which include: (i) a base salary of 185,000 United Kingdom pounds sterling per year; (ii) use of a company car; (iii) participation in Chiron's annual incentive plan, under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level, with any bonus to be paid for 2001 prorated to reflect a partial year of employment; (iii) a grant of options to purchase 200,000 shares of Chiron's common stock under Chiron's 1991 Stock Option Plan, as to which 50,000 shares vested on the first anniversary of Mr. Lambert's employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; and (iv) eligibility to receive annual grants of stock options under Chiron's executive long-term incentive plan based upon individual, function and corporate performance, and in 2002, receipt of a pro-rated performance-based annual stock option grant. If Mr. Lambert's employment with Chiron is terminated for reason other than cause, he will receive a minimum lump sum severance payment equal to two years' base salary plus bonus (which shall be calculated using the average of the prior two years' bonus payments), and any such payment would be in lieu of any other Chiron change of control severance plan payments to which he would otherwise be entitled. Mr. Lambert's agreement also provides that Mr. Lambert receives a special pension contribution of 30,000 United Kingdom pounds sterling per year. See "Supplemental Pension and Other Benefit Agreements" below.

        In March 1998, Chiron entered into an agreement with Mr. James R. Sulat, Vice President and Chief Financial Officer, the terms of which include: (i) a base salary of $300,000 per year; (ii) participation in Chiron's annual incentive plan, under which he is entitled to receive an annual cash bonus equal to 45% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 90% if performance substantially exceeds the targeted level; (iii) a grant of options to purchase 150,000 shares of Chiron's common stock under Chiron's 1991 Stock Option Plan, 100,000 of which have previously vested and the remaining 50,000 of which will vest in April 2003; and (iv) eligibility to receive annual grants of stock options under Chiron's executive long-term incentive plan based upon individual, function and corporate performance. If Mr. Sulat's employment is terminated by Chiron or its successor without cause within one year following a buy-out transaction by Novartis, he will receive a minimum lump sum severance payment equal to the greater of one year's base salary or the payment to which he would otherwise be entitled under any then-effective Chiron severance plan.

        In August 2001, Chiron entered into an agreement with Mr. Craig A. Wheeler, Vice President, President of Chiron BioPharmaceuticals, the terms of which include: (i) a base salary of $435,000 per year; (ii) participation in Chiron's annual incentive plan under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level; (iii) a signing award of $85,000; (iv) a grant of options to purchase 200,000 shares of Chiron's common stock under Chiron's 1991 Stock Option Plan, as to which 50,000 shares vested on the first anniversary of Mr. Wheeler's employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; (v) a grant of options to purchase 23,000 shares of Chiron's common stock under Chiron's annual incentive plan based upon individual, function and corporate performance; (vi) eligibility to receive annual grants of stock options under Chiron's 1991 Stock Option Plan; and (vii) a grant of 9,581 restricted share rights with respect to Chiron's common stock, which rights vest fully over a four-year period at a rate of 25% on each anniversary of his employment. The agreement provides that Mr. Wheeler is covered by Chiron's executive change in control severance benefit plan, which provides that if Mr. Wheeler's employment with Chiron is terminated involuntarily by Chiron without cause or by him for good reason within 24 months following a change in control, he will be eligible to receive a minimum lump sum severance payment equal to the sum of: (i) two times his base salary; (ii) two times his highest target bonus established for the year immediately preceding the change in control; and (iii) his unpaid base salary and any earned but unpaid bonus for the year in which the termination occurs. (Novartis' purchase of up to 79% of Chiron's common stock does not constitute a change in control for purposes of this severance benefit). Mr. Wheeler was reimbursed for financial/tax planning services in 2002. Under the terms of the agreement, Chiron also agreed to provide to Mr. Wheeler a non-interest bearing loan in the principal amount of $750,000 to purchase a residence, which under the terms of the proposed loan would be forgivable after seven years, provided Mr. Wheeler remains within Chiron's employ. If Mr. Wheeler qualifies for benefits under Chiron's executive change in control severance plan, any amounts outstanding under the loan would be forgiven. Mr. Wheeler has not yet taken advantage of this loan.

        Supplemental Pension and Other Benefit Agreements.    Chiron has entered into supplemental pension and life insurance agreements with Mr. William G. Green, Senior Vice President, General Counsel and Secretary and Dr. William J. Rutter, a director and Chairman Emeritus.

        Mr. Green's supplemental pension agreement is a monthly benefit for life beginning at age 60. The benefit is based on an initial contribution of $110,000, plus an annual contribution for each year of service until Mr. Green reaches age 60, such that the annual contribution, when added to the maximum employee and Company matching contribution under the Company's 401(k) Plan and any future retirement benefit, will total $20,000. This amount will be increased by an assumed seven percent interest rate compounded annually. Taking into account certain assumptions about Internal Revenue Code limitations, and assuming Mr. Green makes the maximum 401(k) contribution under the Chiron 401(k) Plan and receives the maximum matching contribution each year, the actuarial equivalent of Mr. Green's benefit at age 65 would be $48,921 annually for life.

        In September 1990, Chiron entered into an agreement with Mr. Green that provides that Chiron will maintain life insurance for him in the amount of $500,000 and that, if Mr. Green's contributions or premiums associated with health, dental and accidental death and dismemberment insurance exceed $4,500 in any year, Chiron would pay the excess.

        In 1989, Chiron entered into a supplemental benefits agreement with Dr. Rutter, under which Chiron agreed to pay Dr. Rutter a supplemental retirement benefit, up to an amount of $10,000 in any twelve-month period, for any University of California pension benefits he lost by reason of his change in status with the University from full-time to part-time. In 1996, under the terms of the 1989 agreement, Chiron paid Dr. Rutter $72,496, including interest, for the years 1991 through 1996, and in each year after 1996 Chiron paid Dr. Rutter $10,000. Chiron will continue to pay Dr. Rutter $10,000 per year during his lifetime.

        In addition, Mr. John A. Lambert's employment agreement provides that Chiron make a special pension contribution of 30,000 United Kingdom pounds sterling each year to Mr. Lambert. In 2002, Chiron contributed $48,132.00, using the exchange rate of $1.6044 per pound at December 31, 2002.

        Change in Control Arrangements.    Chiron's Board of Directors adopted a change in control severance plan for its executive officers in 2001. Novartis also approved this plan. The plan provides that a participant may receive certain severance benefits if there is a change in control of Chiron (as described below), and within 24 months after that event the participant: (i) is terminated for reasons other than cause, death or disability, or (ii) voluntarily terminates for "good reason" (as described below). The plan provides for three levels of coverage based on the executive officer's position with Chiron. The plan provides the following change in control severance benefits for the named executive officers: (a) two times base salary and bonus (except for Mr. Lance or Mr. Pien for which the severance benefits are three times base salary and bonus pursuant to their respective employment agreement); (b) payment of any unpaid salary and bonus earned before the year of the termination plus a pro-rata amount of the participant's target bonus earned during the year of the termination; (c) vesting of long-term incentive awards pursuant to the terms of the plan under which they were granted; and (d) continuation of health, life and accidental death and dismemberment, and disability insurance for two years after the date of the participant's termination (three years for Mr. Lance or Mr. Pien pursuant to their employment agreement).

        Chiron's Compensation Committee of the Board of Directors approved revisions to the change in control provisions for options granted under the Chiron 1991 Stock Option Plan in February 2001. The revisions apply to all options previously granted under the plan, and include those granted to the named executive officers. The revisions broaden the events upon which accelerated vesting would occur if a successor corporation does not assume the outstanding options. Options become fully exercisable, restrictions on shares would be eliminated and the shares would fully vest, and share rights and share units would immediately vest and become payable upon Chiron's entering into an agreement with respect to a change in control (as described below).

        "Change in control" generally includes any one or more of the following: (i) the third party acquisition of more than 30% of the combined voting power of all securities of Chiron; (ii) the failure during any consecutive two-year period of individuals who were either directors at the beginning of the period, or whose election or nomination was approved by a two-thirds vote of the directors who were directors at the beginning of the period or previously so approved, to constitute a majority of Chiron's Board of Directors; or (iii) stockholder approval of a definitive agreement to sell or otherwise dispose of all or substantially all of Chiron's assets, or adopt a plan for liquidation. However, an acquisition of additional shares of Chiron's common stock by Novartis, where Novartis or its successor remains subject to the terms of the Governance Agreement, would not be deemed a change in control so long as Novartis' or its successor's company stock holdings represent 79% or less of all of Chiron's securities.

        "Good reason" generally includes assignment of the named executive officer to duties materially inconsistent with his prior duties or a material reduction in his duties; relocation of the named executive officer's business location to 50 miles further away; a material reduction in the named executive officer's base salary or bonus opportunity or a material reduction in the level of participation in any of Chiron's incentive compensation plans, employee benefit or retirement plans; and Chiron's failure to obtain satisfactory agreement from any successor corporation to assume the agreement. Reductions in the levels of participation in any of the plans would not be deemed good reason if the named executive officer's reduced level of participation remains substantially consistent with the average level of participation of other similarly situated employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee members during fiscal year 2002 were: Dr. Breu, Mr. Bryson, Mr. Coleman and Dr. Strijkert. Dr. Breu is also the Chief Financial Officer of Novartis and serves on the Executive Committee of Novartis. No other executive officer or other director of Novartis served on Chiron's Compensation Committee. Chiron has an alliance with, and has entered into a series of arrangements with, Novartis. In 2002, Novartis guaranteed $100.0 million under a U.S. credit facility for Chiron's benefit, and $172.6 million of Chiron's operating lease commitments. Please read the section entitled "Certain Relationships and Related Transactions" for a description of Chiron's relationship with Novartis.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee operates under a written charter adopted by the Board of Directors (a copy of which is attached hereto as Annex 2). The Compensation Committee determines the compensation of Chiron's executive officers. All members of the Compensation Committee during 2002 were non-employee directors. As required by the SEC rules, this Compensation Committee Report describes the Compensation Committee's compensation policies applicable to Chiron's executive officers (including the named executive officers), including the relationship of corporate performance to executive compensation.

        Compensation Philosophy.    Chiron's executive compensation programs seek to accomplish several major goals:

  •
  To align the interests of executive officers with the long-term interests of stockholders through participation in long-term, equity-based incentive compensation programs, principally stock options;

  •
  To motivate executives to achieve important business and individual performance objectives and to reward them when such objectives are met; and

  •
  To recruit and retain highly qualified executive officers by offering overall compensation that is competitive with that offered for comparable positions in similar companies.

        Chiron, from time to time, employs independent compensation consulting firms to evaluate Chiron's executive compensation programs. These firms have provided the Compensation Committee with survey data using analyses of benchmark positions from selected companies, or a group of companies, with whom Chiron competes for the recruitment and retention of executive personnel. The survey information includes comparative data regarding base annual salaries, annual variable cash compensation, and long-term, equity-based incentives.

        The Compensation Committee believes that total annual cash compensation should be competitive and that a significant portion of cash compensation should be "at risk". Base salaries for executive officers are targeted at the median (50th percentile) of the market, generally as determined by reference to survey information and the advice of compensation consultants. Annual variable cash compensation awards are used to provide the potential to bring total cash compensation substantially over the 50th percentile of the market, based on individual, business unit and overall Company performance.

        The Compensation Committee believes that stock option and other equity incentives awarded under Chiron's 1991 Stock Option Plan serve to align the long-term interests of Chiron's executive officers with the interests of its stockholders and contribute importantly to the recruitment and retention of executive personnel. Stock options generally are granted upon initial employment and annually thereafter with exercise prices equal to the prevailing market price at date of grant. Stock option grants generally become exercisable or "vest" in increments over four years, so long as service of the executive officer with Chiron continues. The Compensation Committee expects that its long-term, equity-based incentive compensation plan will increasingly be linked to specific Company performance objectives. Chiron also has granted restricted share rights to employees in highly valued positions as targeted retention incentives. Restricted share rights consist of the right to receive shares of Chiron's common stock, subject to continued employment with Chiron. In determining the size of stock option grants, the Committee does not consider long-term, equity-based awards previously granted, whether vested or unvested, or the aggregate number of outstanding stock options held by the recipients.

        In 2000, Chiron adopted a Chiron Executive Long-Term Incentive Plan. Under the plan, the Compensation Committee granted LTIP options to certain key executives, including the named executive officers. These LTIP options generally vest after seven years of service with Chiron or upon earlier achievement of specified performance objectives. The objectives applicable to the options awarded in 2003 are the extent that Chiron Total Shareholder Return (TSR) over the next three years, measured principally by stock price, exceeds that attained by an index of competitor biotechnology and pharmaceutical companies, or the Benchmark Index1. The Plan is designed to provide aggregate long-term incentive compensation at the 75th percentile of the market for such compensation as reflected by the survey group assuming the achievement of Chiron TSR in excess of 125% of the Benchmark Index over a three-year period.

1
The Benchmark Index is composed of 75% of S&P Health Care Index and 25% AMEX Biotech Index, and is used by the Board in establishing Chiron's performance metric objectives and the Measurement Standards under the Governance Agreement with Novartis. These two indices are shown on the "Stock Performance Graph".

        The survey group information serves as a general reference for the Compensation Committee. However, because of many factors, including the inherent lack of comparability between any individual officer's responsibilities, performance, and value to Chiron and the average information from the survey group, no element of any executive officer's compensation is determined solely or principally by reference to the survey group information.

        Compensation Committee Procedures and Performance Considerations.    In February of each year, the Compensation Committee meets to consider Chiron's performance, including the Measurement Standards under the Company's Governance Agreement with Novartis (which are composed of relative total stockholder return, earnings and revenue growth, and innovation milestones), and the performance of each executive officer for the prior year. For 2002, the Committee met on February 20, 2003 and reviewed the methodology used by senior management to assess such performance and to formulate recommendations for the compensation of all officers, including the named executive officers. The Committee also sought input from other non-employee directors regarding the overall performance of Chiron and its business units and the performance of Mr. Lance. At this meeting, based upon the compensation philosophy as described above, the Compensation Committee approved the base salaries for 2003, the variable cash compensation for performance in 2002 and the award of stock options with respect to all executive officers. A similar meeting occurred in February 2002 to review the performance of Chiron and the executive officers in 2001 and to determine each executive officer's base salary for 2002.

        Chief Executive Officer Compensation.    Mr. Lance became President and Chief Executive Officer of Chiron on May 1, 1998. His initial compensation, including base salary, eligibility for annual variable cash compensation and stock options, were negotiated when he was recruited by Chiron and are reflected in his employment agreement. See "Compensation of Directors and Executive Officers—Employment, Supplemental Pension and Other Benefit Agreements; Change in Control Arrangements".

        On February 20, 2003, the Committee approved for Mr. Lance a variable cash compensation award of $1,250,000.00. The Committee determined the variable cash compensation of Mr. Lance based principally upon Chiron's overall performance in 2002, based in part upon the Board's conclusion that Chiron had satisfied the Measurement Standards for 2002. The Compensation Committee also awarded stock options and LTIP options to Mr. Lance in the amounts set forth in footnote 1 to the tables entitled "Stock Option Grants in Last Fiscal Year" and "Long-Term Incentive Plans—Awards in Last Fiscal Year", above. These awards were based on, among other things, the Committee's subjective assessment of his performance and impact upon Company performance in 2002, and the extent to which his performance in the future is expected to create value for Chiron's stockholders.

        Policy Regarding Section 162(m).    Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid to each of the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain options and performance-based compensation. The Compensation Committee uses stock options, performance units and performance stock options that qualify for the performance-based exception to the Section 162(m) deduction limits. However, because the net cost of compensation, including its deductibility, is weighed by the Compensation Committee against many other factors in determining executive compensation, the Committee may determine that it is appropriate and in the best interests of Chiron to authorize compensation that is not deductible, whether by reason of Section 162(m) or otherwise. For example, the Compensation Committee elected not to grant awards of variable cash compensation for 2001 or 2002 in a manner that qualifies for the performance-based exception to Section 162(m), because it felt that the variable cash compensation of all officers should be administered consistently, using Chiron's performance metrics to measure corporate and business unit performance. While these performance metrics generally are quantitative measures of performance, they include subjective innovation milestones that do not qualify for the performance-based exception to Section 162(m).

        This report is submitted by the Compensation Committee.

COMPENSATION COMMITTEE Vaughn D. Bryson, Chairman Raymund Breu Lewis W. Coleman Pieter J. Strijkert

REPORT OF THE AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS

        The Audit Committee of the Board of Directors of Chiron Corporation is comprised solely of independent directors as defined by the listing standards of the NASDAQ National Market System: Lewis W. Coleman (Chair), Pierre E. Douaze and Denise M. O'Leary, and it operates under a written charter adopted by the Board of Directors (a copy of which is attached to this Proxy Statement as Annex 1). Mr. Douaze serves as a director pursuant to designation by Novartis as an investor director as that term is defined in the Governance Agreement between Chiron and Novartis. Mr. Douaze has confirmed to the Board that he has no understanding or arrangement with Novartis regarding his exercise of independent judgment as a director. On that basis, among other things, the Board has determined that Mr. Douaze is an independent director, qualified to serve on the Audit Committee. The composition of the Audit Committee, the attributes of its members and the duties and responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with all applicable requirements for audit committees of public companies. Until January 28, 2003, the members of the Committee were Raymund Breu, Lewis W. Coleman and Jack W. Schuler. Messrs. Breu, Coleman and Schuler were independent directors as defined by the listing standards of the NASDAQ National Market System. Dr. Breu is an executive officer of Novartis.

        As described more fully in the Charter, the purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for general oversight of the quality and integrity of the accounting, auditing and reporting practices of Chiron and its subsidiaries. See the Audit Committee Charter attached to this proxy statement as Annex 1. Chiron management is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, and for the Company's accounting and financial reporting principles, disclosure controls and procedures, and internal controls and procedures, all of which are designed by management to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent auditors, are responsible for auditing Chiron's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2002 consolidated financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee received the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) from the independent auditors, and discussed with them that firm's independence. See "Relationship with Independent Auditors" for a description of the fees billed and services rendered by Ernst & Young during the year ended December 31, 2002. The Committee determined that the services provided by and fees paid to Ernst & Young were compatible with maintaining the independent auditors independence.

        Based on the Committee's discussions with management and the independent auditors, and the Committee's review of the representations of management and the report of the independent auditors to the Committee, the Committee recommended to the Board of Directors that the audited financial statements be included in Chiron's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission.

        This report is submitted by the Audit Committee.

AUDIT COMMITTEE Lewis W. Coleman, Chairman Pierre E. Douaze Denise M. O'Leary

STOCK PERFORMANCE GRAPH

        This graph shows Chiron's cumulative total stockholder return during the last five fiscal years ended December 31, 2002. This graph also shows the cumulative total returns of the Standard & Poor's Health Care Composite Index ("S&P Health Care"), the AMEX Biotechnology Index ("Amex Biotech") and the Standard & Poor's 500 Index ("S&P 500"). The comparison assumes an initial value of $100 invested on December 31, 1997, in Chiron's common stock and in each of the indices shown, and assumes that all of the dividends were reinvested by the companies included in the indices. The bold line on the graph shows the value of an initial investment of $100 in Chiron's common stock over the five year period.

        The comparisons in this graph are not intended to forecast or indicate possible future performance of Chiron's common stock.

Year End	Chiron Stock	Normalized Chiron Stock	Normalized S & P Health Care	Normalized Amex Biotechnology	Normalized S & P 500
1997	17.00	100	100	100	100
1998	26.19	154	144	114	128
1999	42.38	249	128	241	155
2000	44.50	262	176	391	141
2001	43.84	258	155	357	124
2002	37.60	221	126	208	97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Novartis AG

        Chiron has a strategic alliance with Novartis, a global life sciences company headquartered in Basel, Switzerland. Through a series of transactions that became effective in January 1995, Novartis acquired shares of Chiron's common stock, which, when combined with shares already held by Novartis, represented 49.9% of the then-outstanding common stock of Chiron. Chiron, in turn, acquired from Novartis all of the capital stock of Chiron Diagnostics Corporation (formerly Ciba Corning Diagnostics Corp.) and Chiron Vaccines Company and Chiron S.p.A. (formerly The Biocine Company and Biocine S.p.A.). As a result of dilution stemming primarily from the issuance of common stock under Chiron's employee stock option and stock purchase plans, and in connection with certain acquisitions, as of February 3, 2003, Novartis held approximately 42% of Chiron's outstanding common stock.

        Chiron's relationship with Novartis includes a series of arrangements which affect Chiron's corporate governance, investment policies, research, development, manufacturing and marketing. Chiron and Novartis continue to work together on an arm's-length basis while remaining independent to pursue their respective corporate strategies. In connection with those transactions, Chiron and Novartis entered into certain agreements which are described below.

  The Governance Agreement.

        Standstill.    Under the Governance Agreement, Novartis has agreed not to increase its ownership interest in Chiron above 55% unless:

  (i)
  a majority of the independent directors, as defined in the Governance Agreement, of Chiron's Board approve acquisition of additional equity securities, in which case Novartis may increase its ownership interest up to 79.9%;

  (ii)
  the increase in Novartis' ownership interest is the result of an action by Chiron (such as the re-purchase of outstanding common stock or the sale of common stock to Novartis or its affiliates); or

  (iii)
  the acquisition is part of a "buy-out transaction", in which Novartis acquires all of Chiron's outstanding capital stock in accordance with certain procedures described in the Governance Agreement.

        Pursuant to the Governance Agreement, Novartis has the right, but not the obligation, to propose a buy-out transaction. Neither Novartis nor Chiron have any "put" or "call" options that would obligate either party to enter into a buy-out transaction. If Novartis proposes a buy-out transaction, it must offer to buy all of Chiron's outstanding equity securities at a price based upon a "third party sale value" (i.e., the value that an unaffiliated third party would be expected to pay to purchase all of Chiron's equity securities in an arm's-length transaction negotiated by a willing seller and a willing buyer).

        If Novartis proposes a buy-out transaction, the independent directors, acting solely on behalf of Chiron's stockholders other than Novartis, would consider the proposal, and with approval of a majority of independent directors, may accept it subject to stockholder approval. If the independent directors do not accept the proposal, Novartis may request binding arbitration to determine the third party sale value. The independent directors may delay the arbitration for a period of up to one year under certain circumstances. Upon determination of the third party sale value by arbitration, Novartis may either proceed with the proposed buy-out transaction at the third party sale value determined by arbitration or withdraw its proposed buy-out transaction in accordance with terms set forth in the Governance Agreement. If Novartis withdraws its proposed buy-out transaction following the determination of third party sale value by arbitration, Novartis cannot withdraw any subsequent proposal that results in a second arbitration to determine the third party sale value of Chiron.

        Proxy Solicitations and Voting Trusts.    The Governance Agreement further provides that unless and until Novartis and its affiliates own all of Chiron's capital stock, they will not solicit proxies or initiate or encourage shareholders to initiate proposals, nor will they encourage any persons with respect to the voting of equity securities of Chiron or enter into any voting trust or similar arrangement to vote any of Chiron's equity securities.

        Anti-dilution Provisions.    Under the Governance Agreement, if Chiron's Board of Directors authorizes the issuance of any equity securities, Novartis, with certain exceptions, has the right to purchase a portion of the securities sufficient to preserve its ownership interest in Chiron. If Novartis elects to do so, Novartis must purchase the securities at the same time and on the same terms and conditions as the new securities are issued and sold to third parties. If the securities are issued for consideration other than cash, Novartis is required to pay the fair market value of the securities (as determined in accordance with the Governance Agreement).

        Certain Corporate Transactions.    The Governance Agreement provides that as long as Novartis owns at least 40% of Chiron's outstanding voting stock, Chiron may not engage in certain corporate transactions without Novartis' approval. These transactions generally include significant debt or equity issuances, debt or equity repurchases, most mergers and acquisitions, the payment of cash dividends, amendments to Chiron's Restated Certificate of Incorporation or Bylaws, and other transactions that might adversely impact the rights of Novartis, or discriminate against Novartis, as a Chiron stockholder. In addition, a majority of the directors of Chiron's Board who have been designated by Novartis must approve certain other corporate transactions as described in the Governance Agreement.

        Transactions Between Chiron and Novartis.    In addition, under the Governance Agreement, a majority of the independent directors or holders of a majority of Chiron's voting stock which is held by unaffiliated stockholders, must approve any contract, agreement or transaction with Novartis in which the amount involved exceeds $60,000.

        Nomination of Directors and Voting of Shares.    Under the Governance Agreement, the Nominating and Corporate Governance Committee of Chiron's Board is responsible, among other things, for recommending the nomination of directors. The Nominating and Corporate Governance Committee must nominate three "management directors" who are employees of Chiron or any other director designated as such by the committee and three directors who have been designated for nomination by Novartis (known as "investor directors" pursuant to the Governance Agreement). The remaining directors are to be individuals who have not been an officer or employee of Chiron, any affiliate or associate of Chiron, or of an entity that derived five percent or more of its revenues or earnings in its most recent fiscal year from transactions involving Chiron, any affiliate or associate of Chiron, or who have not been affiliated, compensated by or consulted for or contracted with Chiron, Novartis or any of their respective affiliates (known as "independent directors" pursuant to the Governance Agreement). The number of directors whom Novartis may designate declines if Novartis' ownership interest in Chiron declines to less than 30%. In 2002 and 2003, the Board amended its Bylaws to increase the total number of directors on Chiron's Board from ten to thirteen. It is anticipated that the Board will further amend its Bylaws to reduce the total number of directors on Chiron's Board from thirteen to twelve following the Annual Meeting of Stockholders in May 2003.

        For purposes of the Governance Agreement and with Novartis' consent, Dr. Rutter had been designated a management director and Chairman of the Board Emeritus and served on the Nominating Committee from February 2000 to March 2003. In February 2000, Messrs. Douaze and Lance were also appointed to the committee. In March 2003, the Board approved the following, including an amendment to the Governance Agreement (i) elimination of the former requirement under the Governance Agreement that the committee include a management director and to replace the management director with an additional independent director; (ii) change in the name of the committee to "Nominating and Corporate Governance Committee"; (iii) change in the composition of the committee by replacing Mr. Lance and Dr. Rutter with Mr. Bryson and Dr. Strijkert; and (iv) expansion of the authority of the committee to include assisting the Board with respect to responsibilities for oversight of corporate governance matters. Effective March 11, 2003, the composition of the committee was changed to include only directors who are independent directors, with the current members as: Dr. Breu, Mr. Bryson, Mr. Coleman, Mr. Douaze and Dr. Strijkert.

        The Governance Agreement further provides that as long as Novartis continues to own at least 40% of Chiron's outstanding capital stock, the Nominating and Corporate Governance Committee will be comprised of three independent directors and two investor directors; and if Novartis' percentage interest of Chiron's outstanding capital stock is less than 40%, the committee will be comprised of three independent directors and one investor director. A majority of the independent directors designate the independent directors who serve on the Nominating and Corporate Governance Committee, and a majority of the investor directors designate the investor directors who serve on the committee. A quorum of the Nominating and Corporate Governance Committee required for any action requires the attendance of at least two independent directors and both investor director members. The Nominating and Corporate Governance Committee acts by majority vote of the entire committee; provided, however, that as long as Novartis' percentage interest is at least 40%, no action to nominate a director may be taken by the committee that is opposed by both of the investor directors. Beginning in the year 2006, as long as Novartis owns at least 49% of Chiron's outstanding capital stock, the investor directors of the committee will have the deciding vote with respect to nomination of any directors, meaning the vote of the two investor directors will control over the vote of the independent directors.

        Strategic Planning Committee.    The Governance Agreement further provides that the Board will set and approve Measurement Standards to evaluate Chiron's performance for each fiscal year. If the applicable Measurement Standards are not met for any fiscal year, a committee comprised of the three investor directors, three independent directors and one management director will be created. That committee will be called the Strategic Planning Committee. The purpose of the committee will be to prepare and recommend to the Board a remedial plan intended to restore Chiron to compliance with the Measurement Standards. If Chiron does not meet the Measurement Standards for two consecutive fiscal years, the Strategic Planning Committee is empowered by the Board (until the applicable Measurement Standards are met for a full year) to set the compensation and terminate the employment of Chiron's executive officers. The Governance Agreement provides that the Strategic Planning Committee will act by the vote of a majority of its members. However, if the investor director members and the independent director members have a tie vote, the management director member will not be able to break that tie. Chiron has met the applicable Measurement Standards each year since 1995, so the Strategic Planning Committee has never been formed.

  The Investment Agreement.

        Bank Debt Guarantee.    Under the terms of the Investment Agreement, Novartis agreed to guarantee certain Chiron obligations under revolving credit facilities through January 1, 2008, the date on which the guarantee will expire. The principal amount of indebtedness under the guaranteed credit facilities outstanding at any one time may not exceed a specified cap. That cap is $402.5 million. The cap may be increased or decreased in certain circumstances that are described in the Investment Agreement, as amended. In November 1996, Chiron and Novartis agreed that Chiron could increase the maximum borrowing amount under the guaranteed credit facilities by up to $300.0 million. In exchange for this increase, the amount of Chiron's common stock required to be purchased by a Novartis affiliate, at Chiron's request, would be reduced by an equal amount. Chiron also agreed to enter into a separate agreement with Novartis for each obligation guaranteed by Novartis under which Chiron agrees to reimburse Novartis for any payments made or out-of-pocket expenses incurred by Novartis in connection with the guarantee (each, a "Reimbursement Agreement"). Chiron's obligations under the Reimbursement Agreements are, at the request of Novartis, to be fully collateralized by collateral (which means guaranteed by assets pledged by Chiron) acceptable to Novartis. In 2002, Novartis guaranteed $100.0 million under a U.S. credit facility for Chiron's benefit, and $172.6 million of Chiron's operating lease commitments.

        The Limited Liability Company Agreement (also known as the "R &D Funding Agreement").    The Investment Agreement also provided that Novartis would make certain research funding available to Chiron. Novartis' commitment was memorialized in the Limited Liability Company Agreement entered into between Chiron and Novartis in December 1995, or the "R &D Funding Agreement". The R&D Funding Agreement provided that Novartis would purchase interests in a limited liability company as a means of providing this funding. Although Novartis' agreement to purchase interests expired on December 31, 2001, there are certain royalty and co-promotion rights that remain.

        Under the R&D Funding Agreement, Novartis agreed to fund certain research and development projects (known as the "Funded Projects"). The Funded Projects include certain adult and pediatric vaccines, Insulin-Like Growth Factor-1, Factor VIII gene therapy ("Factor VIII") and Herpes Simplex Virus-thymidine kinase ("HSV-tk"). In exchange for providing the funding, Novartis has certain rights, as described below, in certain adult and pediatric vaccines, Insulin-Like Growth Factor-1, Factor VIII and HSV-tk (known as the "Products").

        In consideration of the funding provided by Novartis under the R&D Funding Agreement, Novartis receives royalties on worldwide sales from the Products, if any, which Chiron successfully develops. Novartis also has co-promotional rights, in countries other than in North America and Europe, for certain adult vaccines. Under the R&D Funding Agreement, Chiron is obligated to pay royalties on the designated Products for a minimum of ten years from the later of October 1, 2001 or the date of the first commercial sale of individual Products covered by the amended R&D Funding Agreement. For the year ended December 31, 2002, Chiron recorded royalties to Novartis of $2.3 million.

        The Cooperation and Collaboration Agreement.    Chiron also agreed to work with Novartis to collaborate in research and development, marketing and manufacturing, and to give each party access to the other party's technology and reciprocal "most-favored nation" rights for certain licenses. The agreement provides a means by which Chiron or Novartis may specifically propose to collaborate with the other party in an area of research and development, yet retain a 90-day right of first negotiation with respect to that area. Neither Chiron nor Novartis has the right to enter into any material research and development collaboration related to Chiron's strategic mission with any third party if it is anticipated that the third party's only contribution to the collaboration will be funding, unless Chiron or Novartis has first offered to the other party an opportunity to collaborate on the same terms as offered by that third party. The restrictions do not apply to collaborations that are not funded commercially, such as grants, or financing arrangements with third parties where the third party receives a return on the financed amount. Also, under the Cooperation and Collaboration Agreement, Novartis and Chiron have: (i) a reciprocal right of first refusal to market certain products developed by the other party or which the other party has the right to market, and (ii) a reciprocal right of first negotiation to manufacture certain products developed by the other party or which the other party has the right to manufacture.

        Market Price Option Agreement.    Under this agreement, Chiron granted to an affiliate of Novartis an option to purchase newly issued shares of equity securities directly from Chiron at fair market value. Under the terms of this agreement, known as the Market Price Option Agreement, Novartis has the right to purchase from Chiron shares of newly issued common stock, but not to exceed at any time an amount, which when added to other shares held directly or indirectly by Novartis, would increase Novartis' aggregate ownership above 55% of Chiron's then outstanding common stock. Novartis may exercise this option at any time. Novartis also may exercise the option repeatedly, with a minimum purchase equal to $1 million each time. Novartis may not exercise the option unless at the time of the exercise it owns shares representing at least 30% of the aggregate number of votes entitled to be voted at an election of directors of Chiron. In addition, one of the following "exercise conditions" must be satisfied: (i) Novartis is restricted by law from purchasing equity securities from any person other than Chiron (including any restriction resulting from Novartis' possession of non-public material information concerning Chiron); (ii) there is insufficient liquidity in the open market to permit Novartis to purchase the number of shares it desires, either within the time period it desires or without unduly affecting the price of the shares; or (iii) Novartis' ownership interest in Chiron at that time is below 50% and it wishes (and is permitted under then applicable standstill provisions of the Governance Agreement) to increase its ownership interest to above 50% (although if this is the only exercise condition that is satisfied, Novartis is not permitted to purchase shares that would increase its ownership interest above 51%).

        Subscription Agreement.    Under a Subscription Agreement with Novartis, Chiron has the right to require Novartis to purchase common stock directly from Chiron at fair market value, up to a maximum subscription amount. Currently, the maximum subscription amount is $500.0 million. The subscription amount will be reduced in certain circumstances, as described in the Subscription Agreement. Novartis' obligation to purchase the shares is subject to the satisfaction of certain closing conditions described in the Subscription Agreement.

        Novartis has not purchased any securities from Chiron pursuant to the Market Price Option Agreement or the Subscription Agreement.

        The November 1996 Agreement.    In November 1996, in connection with the U.S. Federal Trade Commission's review of the merger between Ciba-Geigy Limited and Sandoz Limited which created Novartis, Chiron and Novartis entered into an agreement (known as the "November 1996 Agreement") pursuant to which Chiron granted a royalty-bearing license to Rhône-Poulenc Rorer, Inc. and Novartis under certain Chiron patents relating to the HSV-tk gene in the field of gene therapy. As partial consideration, Novartis agreed to pay to Chiron up to an aggregate of $60 million over five years, of which $10.0 million was paid to Chiron in each of the years 2001 and 2000. Chiron and Novartis entered into a separate agreement which provided, among other things, that Novartis cross-license to Chiron certain Novartis-controlled gene therapy technologies. This agreement expired in the fourth quarter of 2001.

        Cash Payments to Certain Stock Option Holders.    Under the Investment Agreement, individuals who on November 20, 1994 held options under Chiron's 1991 Stock Option Plan were granted the right to receive certain cash payments from Novartis. Payments are calculated on the spread between $29.25 and the exercise price of the option, and are payable on a fraction (37.33%) of the options which vest each year. The right to receive payment from Novartis vests as the underlying options vest. Once vested, the right is exercisable at any time the option is outstanding. For options that vested during 1995, the optionees received the cash payment and were not required to surrender the underlying options. For options that vest before or after 1995, the optionee must surrender the corresponding fraction (37.33%) of the underlying options to receive the payment. If any of the cash payments to executive officers, either alone or when aggregated with other compensation, total a certain amount, they may be characterized as "excess parachute payments". Excess parachute payments are defined under Section 280G of the Internal Revenue Code and/or the officers receiving the payments would be subject to a tax under Section 4999 of the Internal Revenue Code. Under those circumstances, Chiron must pay the officers additional amounts as are needed to assure that the net after-tax amount realized by the officers would be the same as if this additional tax were not imposed. In 2002, Novartis made no payments to eligible option holders in connection with the surrender for cancellation of such options.

        Other Arrangements with Novartis.    Chiron and Novartis have entered into other product development and other arrangements, directly and through affiliates. No such other arrangements, either individually or in the aggregate, were material to Chiron during 2002.

Loans to Executive Officers

        In June 1998, Chiron provided a loan of $1.0 million to Mr. Lance, Chairman of the Board and Chief Executive Officer, to acquire real property. The loan, which is non-interest bearing, is secured by a primary deed of trust on the property. Principal is payable in annual installments of $47,293 for a ten-year period, with the remaining balance due in full on June 22, 2008. As of the end of 2002, the amount outstanding on the loan to Mr. Lance was $810,827. During 2002, the largest aggregate amount outstanding on the loan was $858,120.

iMetrikus License

        In January 1999, following the sale of Chiron's diagnostics businesses, Chiron discontinued its Informatics program and subsequently terminated the employees engaged in that project. The former employees subsequently organized a new company, iMetrikus. In June 1999, Chiron and iMetrikus entered into a license agreement pursuant to which Chiron granted to iMetrikus rights under certain Chiron patents and patent applications. As payment in full for such license, Chiron received shares representing approximately 15% of the common stock of iMetrikus. Chiron was aware as it was negotiating this transaction that iMetrikus expected to receive financial support from one or more private investors, including Dr. William J. Rutter, currently Chairman Emeritus and a director on Chiron's Board, and Mr. Lewis W. Coleman, who also is a director on Chiron's Board. Dr. Rutter and Mr. Coleman each subsequently acquired substantial minority interests in iMetrikus. Dr. Rutter continues to serve on its board of directors; Mr. Coleman resigned as a director effective December 20, 2002.

Relationship with SynCo Bio Partners Holding B.V.

        In December 1999, Chiron B.V., a wholly-owned subsidiary of Chiron, sold its manufacturing facility and related machinery and equipment assets in Amsterdam, The Netherlands, to a newly-formed Dutch company, SynCo Bio Partners Holding B.V., or "SynCo", for $15.0 million in cash. The owner and Managing Director of SynCo is Dr. William J. Rutter, currently Chairman Emeritus and a director on Chiron's Board. As part of the transaction, Chiron B.V. transferred 35 employees of its former manufacturing staff to SynCo. Chiron B.V. leases back certain office and warehouse space in this facility for certain operational and administrative services under a noncancelable operating lease which expires in 2004. The lease may be extended for a period of two consecutive years. Annual rent and utilities was 1.4 million Euro ($1.3 million for the year ended December 31, 2002). At December 31, 2002, Chiron exercised its option to lease certain equipment under the same terms as the office and warehouse lease. For the year ended December 31, 2002, Chiron incurred expenses of approximately 0.03 million Euro ($0.03 million). At the option of SynCo, Chiron may provide various administrative services to SynCo. No such administrative services had been provided as of December 31, 2002.

        Under the lease, at the option of Chiron, SynCo also may provide various manufacturing and quality control services to Chiron. Chiron B.V. has entered into a pharmaceutical services agreement with SynCo Bio Partners B.V. Under that agreement, SynCo provides certain pharmaceutical services, such as quality control testing and release of product for sale and related quality assurance services, in support of the distribution, marketing and sale of Chiron's pharmaceutical products in Europe. These services are provided on an as-needed basis, against fixed hourly rates, ranging from $130 to $160 per hour. In July 2001, Chiron and SynCo entered into another agreement, to include the manufacture of certain vaccine components through January 1, 2004 upon Chiron's request. For the year ended

December 31, 2002, Chiron paid approximately $2.1 million under the pharmaceutical services agreement and the manufacturing agreement.

Certain Consulting Arrangements

        In February 2000, Chiron entered into a one-year consulting agreement with Dr. William J. Rutter, a member of Chiron's Board of Directors, pursuant to which Dr. Rutter received $200,000 for his services. Dr. Rutter's agreement was renewed for an additional year at $100,000 per year. In March 2002, Chiron extended Dr. Rutter's agreement an additional three months until May 31, 2002, on the same terms and conditions as the initial renewal, of $8,333.33 per month, payable to Dr. Rutter monthly in advance.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Chiron's executive officers, directors, and persons who own more than 10% of Chiron's common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Chiron. The officers, directors and 10% stockholders are required by SEC regulations to furnish Chiron with copies of all Section 16(a) forms they file.

        SEC regulations require us to identify in this proxy statement anyone who failed to file on a timely basis reports that were due during the most recent fiscal year or, in certain cases, prior years. Based on our review of reports we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements were satisfied on a timely basis, except that Mr. Craig A. Wheeler, Vice President, President of Chiron BioPharmaceuticals, inadvertently failed to file a Form 4 in August 2002, reporting the disposition of securities by reason of the Company's cancellation of certain restricted share rights in order to cover the tax liability associated with the vesting of certain other restricted share rights, and Dr. William J. Rutter inadvertently failed to timely file a Form 5 for the fiscal year ending December 31, 2002, reporting 15 gifts made by Dr. Rutter during that fiscal year. Mr. Wheeler and Dr. Rutter each subsequently filed a Form 5 to report the transactions. In addition, Dr. Edward E. Penhoet inadvertently failed to report on a Form 5 for the fiscal year ending December 31, 2001 with respect to two gifts during that fiscal year. Dr. Penhoet subsequently filed a Form 5 to report those gifts.

Stockholder Proposals—2004 Annual Meeting

        Stockholders are entitled to present proposals for action at an upcoming annual meeting if they comply with the requirements of the proxy rules and Chiron's Bylaws. Chiron carefully considers all proposals and suggestions from its stockholders. If you would like us to consider including a proposal in our proxy statement next year, you must send it to our principal executive offices located at 4560 Horton Street, Emeryville, California 94608 by November 30, 2003, by registered, certified or express mail.

        If you had a stockholder proposal that you wanted to be considered at this year's annual meeting of stockholders, we must have received it at our principal executive offices by February 13, 2003. Any proposal received after that date was considered untimely in accordance with Rule 14a-5(e)(2) of the proxy rules. Proxy holders will vote in their discretion with respect to any matter that comes before this year's annual meeting unless instructed otherwise.

No Incorporation By Reference

        In Chiron's filings with the SEC, information is sometimes "incorporated by reference". This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Audit Committee Report" and the "Compensation Committee Report" specifically are not incorporated by reference into any other filings with the SEC.

Other Business

        Chiron's Board of Directors is not currently aware of any other matters that may be presented by others for action at this year's annual meeting. Chiron's Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment in the best interest of Chiron. Discretionary authority to vote on other matters is included in the proxy.

Annual Report and Financial Statements

        You will find Chiron's full audited consolidated financial statements and a listing of its subsidiaries and other required financial information in Chiron's Annual Report on Form 10-K for the year ended December 31, 2002, and Chiron's summary financial information covering that same year in Chiron's 2002 Annual Report to Stockholders. Both reports accompany this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

William G. Green Senior Vice President, General Counsel and Secretary

March 31, 2003

Annex 1

As Amended and Restated on February 21, 2003

CHIRON CORPORATION AUDIT COMMITTEE CHARTER

ROLE

        The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Chiron Corporation ("Chiron") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of Chiron and its subsidiaries, and such other duties as directed by the Board. The Committee's role includes oversight of Chiron's internal audit function and its business ethics standards and compliance. The Committee's role also includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on Chiron's processes to manage business and financial risk and processes to assure compliance with significant applicable legal, ethical and regulatory requirements. The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Chiron's independent auditors, including resolving disagreements between management and the independent auditors regarding financial reporting.

        Except to the extent otherwise directed by the Board or required by applicable law or Chiron's Certificate of Incorporation or Bylaws, this Committee shall have the full authority of the Board over any matter with respect to which oversight or direction is required to be exercised solely by directors who satisfy the independence criteria specified in this charter for membership on this Committee. The chairperson of the Committee, acting in consultation with all committee members who are not otherwise affected by the issue or interest under consideration, and in consultation with such other directors, representatives of management, counsel or other advisors as the chairperson may deem appropriate, may determine from time to time the scope of the Committee's authority under this charter.

MEMBERSHIP

        The membership of the Committee shall consist of at least three directors, each of whom is able to read and understand financial statements, including a company's balance sheet, income statement and cash flow statement, and the Committee shall have at least one member that the Board of Directors has determined is a "financially-sophisticated person" as such term is defined by the Nasdaq Stock Market, Inc. ("Nasdaq"). A member shall not be an officer or employee of Chiron, each member shall be free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment and each member shall otherwise be "independent" and qualified to serve as a member of the Committee under applicable law and under the rules of Nasdaq and the Securities and Exchange Commission (the "SEC"). The Committee shall review, at least annually, and upon the occurrence of any significant change, the qualification and independence of its members, and shall report the result of this review to the full Board. No member of the Audit Committee shall receive, directly or indirectly, any compensation from Chiron other than in such member's capacity as a member of the Board or of any committee of the Board.

        Subject to the requirements described above with respect to Committee membership, members of the Committee shall be appointed by the Board in accordance with the Governance Agreement, dated as of November 20, 1994, between the Company and Novartis AG, as amended (as it may be further amended from time to time, the "Governance Agreement"). Committee members shall serve at the pleasure of the Board. The chairperson shall be appointed by the full Board.

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        The Committee shall meet in person or telephonically at least four times a year or more frequently when deemed necessary or desirable by the Committee or its chairperson, at such times and places as the Committee determines.

COMMUNICATIONS/REPORTING

        The independent auditors shall report directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditors, the internal auditors and Chiron's management. This communication shall include private executive sessions, at least annually, with each of these parties. In addition, Chiron's Director of Internal Audit and Chiron's Chief Compliance Officer shall have direct access to the Committee. The Committee shall prepare the report required to be prepared by audit committees for inclusion in Chiron's annual proxy statement. The Committee shall perform or cause to be performed and approved by the Committee annually an evaluation of the performance of the Committee of its role under this charter, including the duties and responsibilities set forth in Annex A. The evaluation shall include consideration of possible amendments to this charter, including the duties and responsibilities set forth in Annex A. The performance evaluation may be conducted in such manner as the Committee deems appropriate, and the result and recommendations shall be reported to the Board by the chairperson or any other member of the Committee. The Committee chairperson shall report in a timely manner on Committee activities to the full Board.

EDUCATION

        Chiron is responsible for providing the Committee with educational resources related to its role and duties and responsibilities, including audit committee requirements and practices, accounting principles and procedures, current accounting topics pertinent to Chiron and any other material as may be requested by the Committee. Chiron shall assist the Committee in maintaining appropriate financial literacy.

AUTHORITY

        In discharging its role, duties and responsibilities, the Committee is empowered to cause and direct the investigation of any matter brought to its attention, with full power to cause independent counsel or other experts or advisors to be retained for this purpose. The Committee may require any officer or employee of Chiron or Chiron's outside lawyers or independent auditors to attend a meeting of the Committee or to meet with any member of or consultants to the Committee and to provide any information requested by the Committee or its member or consultants. The Committee shall have the full authority of the Board to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the compensation and other terms of engagement of independent counsel, accountants or other experts or advisors as the Committee deems appropriate in its discretion, without seeking approval of the Board or management. The Committee shall also have the resources that it deems necessary to discharge its duties and responsibilities.

        The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

KEY DUTIES AND RESPONSIBILTIES

        The key duties and responsibilities of the Committee in carrying out its oversight role are delineated in Annex A. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium

2

of Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

        The Committee may rely on the expertise and knowledge of management, the internal auditors, the independent auditors and counsel, advisors and experts in carrying out its oversight responsibilities. Management of Chiron is responsible for determining that Chiron's financial statements are complete and accurate in accordance with generally accepted accounting principles and firmly represent the financial condition of Chiron. Management is also responsible for the effectiveness of disclosure controls and procedures and internal controls and procedures for financial reporting. The independent auditors are responsible for auditing Chiron's financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to assure the adequacy or effectiveness of Chiron's internal controls or disclosure procedures or to assure compliance with laws and regulations or Chiron's internal policies, procedures and controls.

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ANNEX A

        The following are the key duties and responsibilities of the Committee:

1.
With respect to the independent auditors,

(i)
to have direct responsibility for the appointment, compensation (including the sole authority to approve all audit engagement fees and terms), retention and oversight of the work of Chiron's independent auditors, including resolution of disagreements between management and the independent auditors regarding financial reporting;

(ii)
to approve all audit engagement fees and terms, as well as all non-audit engagements of the independent auditors;

(iii)
to pre-approve all audit and non-audit services to be provided by the independent auditors, and to consider whether its provision of non-audit services to Chiron is compatible with maintaining the independence of the independent auditors;

(iv)
to review annually the fees billed for each of the last two fiscal years for the following categories of services rendered by the independent auditors: (a) the audit of Chiron's annual financial statements and the reviews of the financial statements included in Chiron's Quarterly Reports on Form 10-Q for each such fiscal year; (b) assurance and related services that are reasonably related to the performance of the audit or reviews of Chiron's financial statements for each such fiscal year, describing each subcategory of services comprising the fees disclosed under this category; (c) tax compliance, tax consulting and tax planning services for each such fiscal year; and (d) all other products or services provided by the independent auditors for each such fiscal year, describing each subcategory of products or services comprising the fees disclosed under this category;

(v)
to assess the independent auditors' independence by reviewing all relationships between the independent auditors and Chiron, including each non-audit service provided to Chiron and the matters set forth in Independence Standards Board No. 1, and to discuss with the independent auditors any relationships or services that may impact the quality of audit services or the objectivity and independence of Chiron's independent auditors;

(vi)
to discuss with the independent auditors in connection with any audit of Chiron's financial statements required under the securities laws, prior to each filing of the audit report with the SEC, all critical accounting policies and practices used, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management representation" letter, reports on observations and recommendations on internal control or schedule of unadjusted differences; and

(vii)
to discuss with management the timing and the process for implementing rotation of any "audit partner" (as defined in the rules of the SEC) in accordance with the rules of the SEC with respect thereto.

2.
With respect to financial reporting principles and policies and internal audit controls and procedures,

(i)
to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented;

A1

  (ii)
  to establish procedures for the receipt, retention and treatment of complaints received by Chiron regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters; and

  (iii)
  to establish hiring policies for employees or former employees of the independent auditors in accordance with applicable law, rules and regulations.

3.
With respect to reporting and recommendations,

(i)
to review and assess the adequacy of this Charter at least annually; and

(ii)
to prepare the report for inclusion in Chiron's annual proxy statement in accordance with SEC rules, and include a copy of the Committee Charter as an appendix to the annual proxy statement at least once every three years.

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Annex 2

As Adopted on February 21, 2003

CHIRON CORPORATION COMPENSATION COMMITTEE CHARTER

ROLE

        The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Chiron Corporation ("Chiron") assists the Board in fulfilling its responsibility for oversight of the compensation plans and programs of Chiron generally. In addition, the Committee approves the compensation of the executive officers of Chiron and makes recommendations to the Board regarding the compensation of the members of Chiron's Board for services as directors.

        The chairperson of the Committee, acting in consultation with all committee members that are not otherwise affected by the issue or interest under consideration, and in consultation with such other directors, representatives of management, counsel or other advisors as the chairperson may deem appropriate, may determine from time to time the scope of the Committee's authority under this charter.

MEMBERSHIP AND STRUCTURE

        The Committee shall consist of at least three directors. A member shall not be an officer or employee of Chiron, each member shall be free of any relationship that, in the determination of the Board, would interfere with his or her individual exercise of independent judgment and each member shall otherwise be "independent" and qualified to serve as a member of the Committee under applicable law and under the rules of the Nasdaq Stock Market, Inc. The Committee shall review at least annually, and upon the occurrence of any significant change, the qualification and independence of its members, and shall report the result of this review to the full Board.

        Subject to the requirements described above with respect to Committee membership, members of the Committee shall be appointed by the Board in accordance with the Governance Agreement, dated as of November 20, 1994, between Chiron and Novartis AG, as amended (as it may be further amended from time to time, the "Governance Agreement"). Committee members shall serve at the pleasure of the Board. The chairperson shall be appointed by the full Board.

        The Committee shall meet in person or telephonically at least two times a year or more frequently when deemed necessary or desirable by the Committee or its chairperson, at such times and places as the Committee determines.

COMMUNICATIONS/REPORTING

        The Committee may invite such members of management to its meetings as it may deem desirable, consistent with the maintenance of confidentiality of compensation discussions. The Committee shall meet in private executive session at least annually to consider the performance and compensation of the Chief Executive Officer ("CEO"). The Committee shall cause to be prepared, reviewed and approved the annual report on executive compensation to be included in Chiron's proxy statement. The Committee shall perform or cause to be performed and approved by the Committee annually an evaluation of the performance of the Committee of its role under this charter, including the duties and responsibilities set forth in Annex A. The evaluation shall include consideration of possible amendments to this charter, including the duties and responsibilities set forth in Annex A. The performance evaluation may be conducted in such manner as the Committee deems appropriate, and the result and recommendations shall be reported to the Board by the chairperson or any other

1

member of the Committee. The chairperson shall report in a timely manner on Committee activities to the full Board.

EDUCATION

        Chiron is responsible for providing the Committee with educational resources related to its role and duties and responsibilities, including executive officer and director compensation practices, employee benefit and compensation plan requirements and practices and any other material as may be requested by the Committee.

AUTHORITY

        In discharging its oversight role, duties and responsibilities, the Committee is empowered to cause and direct the investigation of any matter within its role, with full power to cause independent counsel or other experts or advisors to be retained for this purpose. The Committee may require any officer or employee of Chiron or Chiron's outside lawyers to attend a meeting of the Committee or to meet with any member of or consultants to the Committee and to provide any information requested by the Committee or its member or consultants. The Committee shall have the full authority of the Board to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the compensation and other terms of engagement of independent compensation consultants, counsel, accountants or other experts or advisors as the Committee deems appropriate in its discretion, without seeking approval of the Board or management. The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee shall also have the resources that it deems necessary to discharge its duties and responsibilities.

KEY DUTIES AND RESPONSIBILITIES

        The key duties and responsibilities of the Committee in carrying out its role are delineated in Annex A to the Compensation Committee Charter. In addition, the Committee may be subject to duties under the Governance Agreement. Annex A will be reviewed annually, and updated if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices. As the compendium of Committee duties and responsibilities, Annex A will be considered to be incorporated in, and a part of, this charter.

        The Committee may rely on the expertise and knowledge of management, compensation consultants, counsel, advisors and experts in carrying out its oversight responsibilities. Management of Chiron is responsible for the development and administration of Chiron's compensation and benefit plans and programs. It is not the duty of the Committee to plan or conduct investigations, to assure the adequacy or effectiveness of Chiron's compensation plans and programs or to assure compliance with laws and regulations or with company's policies, procedures and controls.

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ANNEX A

        The following are the key duties and responsibilities of the Committee:

  1.
  To establish Chiron's general compensation philosophy, and oversee the development and implementation of compensation programs, including employee benefit plans and arrangements.

  2.
  To review corporate goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO in light of those goals and objectives, and set the CEO's compensation level based on this evaluation.

  3.
  To review and approve the compensation of all other "officers" of Chiron as defined in Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 16a-1 promulgated thereunder (the "Section 16 Officers").

  4.
  To make recommendations to the Board with respect to Chiron's incentive compensation plans and equity-based plans, oversee the activities of the individuals and committees responsible for administering these plans, including the Stock Option Plan Administration Committee, and discharge any responsibilities imposed on the committee by any of these plans.

  5.
  To oversee regulatory compliance with respect to compensation matters, including overseeing Chiron's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, reviewing and approving performance goals and overseeing attainment of performance goals for purposes of Section 162(m) of the Internal Revenue Code.

  6.
  To review and approve any severance or similar termination payments proposed to be made to any current or former Section 16 Officer.

  7.
  To review and recommend to the Board the elements of compensation to be paid to directors for service as directors.

[LOGO] CHIRON CORPORATION 4560 HORTON STREET EMERYVILLE, CA 94608	VOTE BY INTERNET—www.proxyvote.com
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHIRON CORPORATION
The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Item 2. Vote On Directors
			For All	Withhold All	For All Except	To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.
1.	Election of Directors: Class of 2005: 01) J. Richard Fredericks	02) Howard H. Pien	☐	☐	☐
	Class of 2006 03) Raymund Breu 05) Denise M. O'Leary	04) Seán P. Lance 06) Pieter J. Strijkert
Vote On Proposals		For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for Chiron for the fiscal year ending December 31, 2003.	☐	☐	☐
3.	In their discretion, the holders of this proxy are authorized to vote upon such other business that may properly come before the meeting or any adjournments or postponements thereof.
WHEN THIS PROXY IS PROPERLY EXECUTED, IT WILL BE VOTED AS DIRECTED. IF YOU DO NOT GIVE DIRECTION, IT WILL BE VOTED FOR ALL OF THE NOMINEES IN ITEM 1 AND FOR ITEM 2.
For address changes, please mark the box. Indicate changes to the right. ☐
Please sign exactly as name appears hereon. Joint owners should each sign. If a corporation or partnership, sign in full corporate or partnership name by authorized officer or person. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such.
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CHIRON CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 15, 2003
10:00 a.m.
1450 53rd Street
Emeryville, CA 94608

Chiron Corporation
4650 Horton Street, Emeryville, CA 94608                                                         proxy

This proxy is solicited on behalf of the Board of Directors of Chiron Corporation.

By signing this proxy, you appoint Seán P. Lance and James R. Sulat, and each of them, with full power of substitution, to vote all shares of Common Stock of Chiron Corporation which you are entitled to vote at the Annual Meeting and any adjournments or postponements thereof.

This proxy will be voted as you specify on the reverse. If you do not specify a choice, this proxy will be voted "FOR" all nominees listed in Item 1 and "FOR" Item 2.

See reverse for voting instructions.

QuickLinks

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
GENERAL INFORMATION
CORPORATE GOVERNANCE MATTERS
PROPOSAL 1—ELECTION OF DIRECTORS
BOARD MEETINGS AND COMMITTEES OF THE BOARD
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE REPORT OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
OTHER INFORMATION
  Annex 1
CHIRON CORPORATION AUDIT COMMITTEE CHARTER ROLE
  ANNEX A
  Annex 2
CHIRON CORPORATION COMPENSATION COMMITTEE CHARTER ROLE
  ANNEX A
CHIRON CORPORATION ANNUAL MEETING OF STOCKHOLDERS Thursday, May 15, 2003 10:00 a.m. 1450 53rd Street Emeryville, CA 94608